Filed Pursuant to Rule 424(b)(5)

Registration No. 333-176372

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 17, 2011)

130,000 SHARES OF COMMON STOCK

1,610.40 SHARES OF SERIES B 6% CONVERTIBLE PREFERRED STOCK

528,000 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE SERIES B 6%

CONVERTIBLE PREFERRED STOCK

WARRANTS TO PURCHASE 275,000 SHARES OF COMMON STOCK
275,000 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS

We are offering directly to a selected investor up to 130,000 shares of our common stock, up to 1,610.40 shares of our Series B 6% convertible preferred stock, up to 528,000 shares of our common stock issuable upon conversion of our Series B 6% convertible preferred stock, warrants to purchase up to 275,000 shares of our common stock, and up to 275,000 shares of our common stock issuable upon exercise of the warrants, pursuant to this prospectus supplement and the accompanying prospectus. The common stock will be sold at a negotiated price of $3.05 per share and the Series B preferred stock and warrants will be sold in multiples of a fixed combination consisting of one share of Series B preferred stock and a warrant to purchase 170.765027 shares of common stock, at an exercise price of $3.49. Each fixed combination will be sold at a negotiated price of $1,000 per fixed combination. The warrants are not exercisable for six months following the date the warrants are issued and will expire on the fifth anniversary of the date the warrants become exercisable. For a more detailed description of the common stock, preferred stock and warrants, see the section entitled “Description of Securities We Are Offering” beginning on page S-25 of this prospectus supplement.

Our common stock is traded on The Nasdaq Capital Market under the symbol “CBMX.”  On March 19, 2013, the closing sale price of our common stock on The Nasdaq Capital Market was $3.20 per share. There is no established public trading market for the Series B preferred stock or the warrants, and we do not expect a market to develop.  We do not intend to apply to list the Series B preferred stock or the warrants on any securities exchange.

As of March 19, 2013, the aggregate market value of our outstanding common stock held by non-affiliates is $17,452,516.50 based on 2,783,030 shares of outstanding common stock, of which 2,585,558 shares are held by non-affiliates, and a per share price of $6.75 based on the closing sale price of our common stock on February 21, 2013. The value of all securities we have offered pursuant to General Instruction I.B.6. of Form S-3 in the last 12 calendar months (including those offered hereby) is $5,816,750.

C. K. Cooper & Company is acting as the exclusive placement agent in connection with this offering.  The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities.  See “Plan of Distribution” beginning on page S-22 of this prospectus supplement for more information regarding these arrangements.

These are speculative securities. Investing in these securities involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

	Per fixed combination of one share of preferred stock and one warrant to purchase 170.765027 shares of common stock	Per share of common stock	Total (2)
Public offering price of common stock	$—	$3.05	$396,500
Public offering price of preferred stock and warrants	$1,000	$—	$1,610,400
Placement agency fees	$60	$0.183	$120,414
Proceeds, before expenses, to us (1)	$940	$2.867	$1,886,486

(1)         We estimate the total expenses of this offering, excluding the placement agency fees, will be approximately $100,000.  Because there is no minimum offering amount, the actual offering amount, the placement agency fees and net proceeds to us, if any, in this offering may be substantially less than the total offering amounts set forth above.  We are not required to sell any specific number or dollar amount of the securities offered in this offering.

(2)         Assumes that all securities offered under this prospectus supplement and accompanying prospectus are sold.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Delivery of the securities will be made on or before March 22, 2013.

The date of this prospectus supplement is March 19, 2013.

In this prospectus, references to “we,” “us,” “our” or “CombiMatrix” mean CombiMatrix Corporation and its subsidiary.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3, registration statement number 333-176372, that we filed with the Securities and Exchange Commission on August 17, 2011 and that was declared effective on October 17, 2011 (the Registration Statement). Under this shelf process, we may sell any combination of securities described in the accompanying prospectus in one or more offerings, up to the total dollar amounts appearing on the cover of the Registration Statement. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of our common stock, preferred stock and warrants being offered, the risks of investing in our common stock, preferred stock and warrants, and other items.

This document is in two parts.  The first part is this prospectus supplement, which contains specific information about the terms of the offering, including the types, amounts and prices of the securities being offered and the plan of distribution. This prospectus supplement may also add, update or change information contained in the accompanying prospectus and the documents incorporated by reference. This prospectus supplement may be updated or supplemented. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined.  To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement will control.  You should read carefully both this prospectus supplement and the accompanying prospectus together with the additional information about us to which we refer you in the section of this prospectus supplement entitled “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, accompanying prospectus or any document incorporated by reference is accurate as of any date other than its date, regardless of the time of delivery of the prospectus or prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus.  You should read this summary together with the entire prospectus supplement and prospectus, including our financial statements, the notes to those financial statements and the additional information described in this prospectus supplement under the heading “Where You Can Find More Information” on page S-19, before making an investment decision.  See the “Risk Factors” section of this prospectus supplement beginning on page S-5 for a discussion of the risks involved in investing in our securities.

Our Company

CombiMatrix Corporation was originally incorporated in October 1995 as a California corporation and later reincorporated as a Delaware corporation in September 2000.  In December 2002, we merged with and became a wholly owned subsidiary of Acacia Research Corporation.  In December 2006, we filed a registration statement with the Securities and Exchange Commission in order to register our common stock as part of a plan to split-off from Acacia.  On August 15, 2007, the split-off was effected and our common stock became publicly traded on the Nasdaq Stock Market.  As of the split-off date, we ceased to be a subsidiary of, or affiliated with, Acacia.

On April 19, 2010, we announced a strategic and operational restructuring plan intended to significantly reduce operating costs, increase the focus on our diagnostic services business and transition senior management.  As part of the restructuring plan, we closed our Mukilteo, Washington facility, which had been focused primarily on research, development and commercialization of our oligonucleotide microarray technologies, also known as our CustomArray business.  We also own a one-third minority interest in Leuchemix, Inc., a private drug development company focused on developing a series of compounds to address a number of oncology-related diseases.

On December 4, 2012, we filed a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a reverse split of our common stock at a ratio of one-for-ten, which became effective at the close of business on that day.  As a result, each share of our common stock outstanding as of December 4, 2012 was automatically changed into one-tenth of a share of common stock.  No fractional shares were issued in connection with the reverse stock split, and cash paid to stockholders for potential fractional shares was insignificant.  The number of shares of common stock subject to outstanding options, warrants and convertible securities were also reduced by a factor of ten as of December 4, 2012.  All historical share and per share amounts reflected throughout this prospectus supplement have been adjusted to reflect the reverse stock split.  The authorized number of shares and the par value per share of our common stock were not affected by the reverse stock split.

We are a molecular diagnostics company that operates primarily in the field of genetic analysis and molecular diagnostics through our wholly owned subsidiary, CombiMatrix Molecular Diagnostics, Inc., located in Irvine, California.  Our subsidiary operates as a diagnostics reference laboratory providing DNA-based clinical diagnostic testing services to physicians, hospitals, clinics and other laboratories in two primary areas: (i) prenatal and postnatal developmental disorders; and (ii) hematology/oncology genomics.  Our subsidiary provides its services primarily through the use of DNA microarrays, which enable the analysis of genetic anomalies, as well as through other test offerings including fluorescent in-situ hybridization, or FISH, and G-Band Chromosome analysis.  Our mission is to empower physicians to positively impact patient care through the delivery of innovative molecular diagnostics services.

Molecular diagnostics refers to the use of an individual’s genetic analysis to guide medical decision-making in the area of disease diagnosis and post-diagnostic management.  In general, our diagnostics services and test menus are focused around our highly specialized genomic microarray.  Our test menu is further supplemented by what may be considered routine tests, which allow us access to a broader, yet synergistic market.

Our strategic focus is on commercializing our diagnostics services business by increasing the volume of our existing tests, expanding the number of tests offered by our laboratory, increasing the number of clients and strategic partners, and improving reimbursement for our testing.

Our principal business office is located at 310 Goddard, Suite 150, Irvine, California 92618, and our telephone number is (949) 753-0624. Our website address is www.combimatrix.com. Information contained in our website or any other website does not constitute part of this prospectus.

THE OFFERING

Common stock offered by us

We are offering 130,000 shares of common stock, 528,000 shares of common stock issuable upon conversion of the Series B preferred stock and 275,000 shares of common stock issuable upon exercise of the warrants.

Preferred stock offered by us

We are offering 1,610.40 shares of Series B preferred stock, convertible into 528,000 shares of common stock, at an initial conversion price of $3.05 per share. The Series B preferred stock carries a 6% per annum dividend that will begin accruing six months after the Series B preferred stock is issued, and will be payable only in cash. Subject to standard exceptions, the conversion price of the Series B preferred stock is subject to full ratchet anti-dilution adjustment in the event we issue any convertible debt or equity below the then-current conversion price (subject to the limits imposed by General Instruction I.B.6. of Form S-3). In the event we commit material and intentional fraud, we may be required to redeem the Series B preferred stock in exchange for the issuance of common stock valued at 130% of the stated value divided by 75% of the average of the preceding 10 day volume weighted average prices (subject to the limits imposed by General Instruction I.B.6. of Form S-3). Series B preferred stock will rank above all other outstanding classes of stock with respect to dividend rights and liquidation. Series B preferred stock has no voting rights except as otherwise provided in the certificate of designation or required by law.

Warrants offered by us

We are offering warrants to purchase 275,000 shares of common stock. Each share of Series B preferred stock will be sold with a warrant to purchase 170.765027 shares of common stock, at an exercise price of $3.49. The warrants are not exercisable for six months following the date the warrants are issued and will expire on the fifth anniversary of the date the warrants become exercisable. The warrants have a cashless exercise provision in the event there is no effective registration statement covering the common stock issuable upon exercise of the warrants. The Warrants are not subject to price anti-dilution protection.

Common stock outstanding before this offering	2,783,030

Common Stock outstanding after this offering (assuming no conversion of the Series B preferred stock and no exercise of the warrants offered by us)	2,913,030

Use of proceeds	We intend to use the net proceeds from this offering for general working capital purposes. See “Use of Proceeds” on page S-21.

Market for the common stock, Series B preferred stock and warrants

Our common stock is quoted and traded on The Nasdaq Capital Market under the symbol “CBMX.” However, there is no established public trading market for the offered Series B preferred stock or warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series B preferred stock or warrants on any securities exchange.

Risk Factors

You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our securities.

NASDAQ Capital Market Symbol	CBMX

The number of shares of common stock outstanding after this offering as reflected in the table above is based on the actual number of shares outstanding as of March 15, 2013, which was 2,783,030, and does not include, as of that date:

•                  153,933 shares of our common stock issuable upon the exercise of outstanding stock options under our 2006 Incentive Plan, having a weighted average exercise price of $34.96 per share;

•                  824,474 shares of our common stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $21.22 per share;

•                  528,000 shares of common stock issuable upon conversion of the Series B preferred stock to be issued in this offering, at an initial conversion price of $3.05 per share; and

•                  275,000 shares of common stock issuable upon the exercise of warrants to be issued in this offering, at an exercise price of $3.49 per share.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes such outstanding options and warrants to purchase shares of common stock and shares, Series B preferred stock and warrants available for issuance.

RISK FACTORS

An investment in our securities involves a high degree of risk.  Before deciding to invest in our securities or to maintain or increase your investment, you should carefully consider the risks described below, in addition to the other information contained in this prospectus, any prospectus supplement, our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports filed on Form 8-K, and in our other filings with the Securities and Exchange Commission, including any subsequent reports filed on Forms 10-K, 10-Q and 8-K.  The risks and uncertainties described below are not the only ones that we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations.  If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed.  In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risks Related To Our Business

We may not be able to meet our cash requirements beyond 2013 without obtaining additional capital from external sources and, if we are unable to do so, we may not be able to continue as a going concern.

We anticipate that our cash and cash equivalents of $2.4 million as of December 31, 2012, combined with proceeds received from the exercise of certain common stock warrants in February and March of 2013 and proceeds expected to be received from this offering, will meet our cash requirements into the fourth quarter of 2013.  However, in order for us to continue as a going concern beyond the fourth quarter of 2013, we will be required to obtain capital from external sources. Unless our market capitalization does not increase or the amount of our public float does not increase, this offering will exhaust the limits of our existing shelf for the next 12 months, and we will need to file and obtain effectiveness of additional registration statements in order to raise capital in a registered offering within that time period. In addition, holders of Series B preferred stock and warrants to be issued in this offering will, under certain circumstances, have the ability to prevent us from raising additional capital from third parties. If external financing sources are not available in a timely manner or at all, or are inadequate to fund our operations, it could result in reduced revenues and cash flows from the sales of our diagnostic services and/or could jeopardize our ability to launch, market and sell additional products and services necessary to grow and sustain our operations, and we will be required to reduce operating costs, including but not limited to reducing personnel across all operational functions, which could jeopardize our future strategic initiatives and business plans.

We have a history of losses and expect to incur additional losses in the future.

We have sustained substantial losses since our inception. We may never become profitable, or if we do, we may never be able to sustain profitability. We expect to incur significant research and development, marketing, general and administrative expenses. As a result, we expect to incur losses for the foreseeable future.

To date, we have relied primarily upon selling equity and convertible debt and equity securities, as well as payments from strategic partners, to generate the funds needed to finance the implementation of our business strategies. We cannot assure you that we will not encounter unforeseen difficulties, including the outside influences identified below that may deplete our capital resources more rapidly than anticipated. Our subsidiary companies also may be required to obtain additional financing through bank borrowings, debt or equity financings or otherwise, which would require us to make additional investments or face a dilution of our equity interests. We cannot be sure that additional funding will be available on favorable terms, if at all. If we fail to obtain additional funding when needed for our subsidiary companies and ourselves, we may not be able to execute our business plans or continue operations, and our business may be materially adversely affected.

We began commercialization of our molecular diagnostics services in 2006. Accordingly, we have a limited operating history of generating revenues from products and services. In addition, we are still developing our product and service offerings and are subject to the risks, expenses and difficulties frequently encountered by companies with such limited operating histories. Since we have a limited operating history, we cannot assure you that our operations will become profitable or that we will generate sufficient revenues to meet our expenditures and support our activities.

Because our business operations are subject to many uncontrollable outside influences, we may not succeed.

Our business operations are subject to numerous risks from outside influences, including the following:

•                  Technological advances may make our array-based technology obsolete or less competitive, and as a result, our revenue and the value of our assets could materially decrease.

Our services are dependent upon oligo and BAC array-based technologies. These technologies compete with conventional diagnostic technologies such as FISH and PCR. Our products and services are substantially dependent upon our ability to offer the latest in array technology in the SNP genotyping, gene expression profiling, chromosomal microarray analysis and proteomic markets. We believe technological advances of conventional arrays are currently being developed by our existing competition, including companies such as LabCorp and Perkin-Elmer, and potential new competitors in the market. We also expect to face additional competition from new market entrants and consolidation of our existing competitors. Many of our competitors have existing strategic relationships with major pharmaceutical and biotechnology companies, greater commercial experience and substantially greater financial and personnel resources than we do. We expect new competitors to emerge and the intensity of competition to increase in the future. If these companies are able to offer technological advances, our products may become less valuable or even obsolete. We cannot provide any assurance that existing or new competitors will not enter the market with the same or similar technological advances before we are able to do so.

•                  New environmental regulation may materially increase the net losses of our business.

Our operations involve the use, transportation, storage and disposal of hazardous substances, and as a result, we are subject to environmental and health and safety laws and regulations. If we were to be found in violation of these laws and regulations, we may face fines or other penalties. Also, any changes in these laws and regulations could increase our compliance costs, and as a result, could materially increase our net losses.

•                  Our technologies face uncertain market value.

Our business includes many products, some of which were recently introduced into the market. These technologies and products have not gained widespread market acceptance, and we cannot provide any assurance that the increase, if any, in market acceptance of these technologies and products will meet or exceed our expectations.

Further, we are developing products and services, some of which have not yet been introduced into the market. A lack of or limited market acceptance of these technologies, products and services will have a material adverse effect upon our results of operations.

•                  We obtain components and raw materials from a limited number of sources, and, in some cases, a single source, and the loss or interruption of our supply sources may materially adversely impact our ability to manufacture our products to meet our existing or future sales targets.

Substantially all of the components and raw materials used in the manufacture of our products are currently provided from a limited number of sources or, in some cases, from a single source. Any supply interruption in a sole-sourced component or raw material might result in significant production delays and materially harm our ability to manufacture products until a new or alternative source of supply, if any, could be located and qualified. In addition, an uncorrected impurity or supplier’s variation in a raw material, either unknown to us or incompatible with our manufacturing process, could have a material adverse effect on our ability to manufacture products. We may be unable to find a sufficient alternative supply channel in a reasonable time period, or on commercially reasonable terms, if at all.

Any one of the foregoing outside influences may require us to seek additional financing to meet the challenges presented or to mitigate a loss in revenue, and we may not be able to obtain the needed financing in a timely manner on commercially reasonable terms or at all. Further, any one of the foregoing outside influences affecting our business could make it less likely that we will be able to gain acceptance of our array technology by researchers in the pharmaceutical, biotechnology and academic communities.

Our revenues will be unpredictable, and this may materially adversely affect our financial condition.

The amount and timing of revenues that we may realize from our business will be unpredictable because whether our products and services are commercialized and generate revenues depends, in part, on the efforts and timing of our potential customers. Also, our sales cycles may be lengthy. As a result, our revenues may vary significantly from quarter to quarter, which could make our business difficult to manage and cause our quarterly results to be below market expectations. If this happens, the price of our common stock may decline significantly.

The genetic diagnostic laboratory market is characterized by rapid technological change, frequent new product introductions, and evolving industry standards, and we may encounter difficulties keeping pace with changes in this market.

The introduction of diagnostic tests embodying new technologies and the emergence of new industry standards can render existing tests obsolete and unmarketable in short periods of time. We expect our competitors to introduce new products and services and enhancements to their existing products and services. We may not be able to enhance our current tests, or to develop new tests, in a manner that keeps pace with emerging industry standards and achieves market acceptance. Our inability to accomplish any of these endeavors will likely have a material adverse effect on our business, operating results, cash flows, and financial condition.

If we do not enter into successful partnerships and collaborations with other companies, we may not be able to fully develop our technologies or products, and our business would be materially adversely affected.

Since we do not possess all of the resources necessary to develop and commercialize products that may result from our technologies on a mass scale, we will need either to grow our sales, marketing and support group or make appropriate arrangements with strategic partners to market, sell and support our products. We believe that we will have to enter into additional strategic partnerships to develop and commercialize future products. If we cannot identify adequate partners, if we do not enter into adequate agreements, or if our existing arrangements or future agreements are not successful, our ability to develop and commercialize products will be impacted negatively, and our revenues will be materially adversely affected.

We have limited commercial experience in marketing or selling any of our potential products and services, and unless we develop these capabilities, we may not be successful.

Even if we are able to develop our products and services for commercial release on a large scale, we have limited experience in performing our tests in the volumes that will be necessary for us to achieve commercial sales and in marketing or selling our products to potential customers. We cannot assure you that we will be able to commercially perform our tests on a timely basis, in sufficient quantities, or on commercially reasonable terms.

We face intense competition, and we cannot assure you that we will be successful competing in the market.

The diagnostics market is characterized by rapidly changing technology, evolving industry standards, changes in customer needs, emerging competition and new product introductions. One or more of our competitors may offer technology superior to ours and render our technology obsolete or uneconomical. Many of our competitors have greater financial and personnel resources and more experience in marketing, sales and research and development than we have. If we were not able to compete successfully, our business and financial condition would be materially harmed.

If our technology is not widely adopted by physicians and laboratories in the diagnostics market, our business will be materially adversely affected.

In order to be successful, our test offerings must meet the commercial requirements of hospitals and physicians and be considered the standard of care in order to be widely adopted. Market acceptance will depend on many factors, including:

•                  the benefits and cost-effectiveness of our products relative to others available in the market;

•                  our ability to provide testing services in sufficient quantities with acceptable quality and reliability and at an acceptable cost;

•                  our ability to develop and market additional tests and enhance existing tests that are responsive to the changing needs of our customers; and

•                  the willingness and ability of customers to adopt new technologies or the reluctance of customers to change technologies upon which they have previously relied.

The FDA may decide to regulate Laboratory Developed Tests (LDTs), which could prevent us from offering existing tests and/or delay the introduction of new testing services.

During 2010, the FDA publicly announced that it has decided to exercise regulatory authority over LDTs and that it plans to issue guidance to the industry regarding its regulatory approach.  The FDA has indicated that it will use a risk-based approach to regulation and will direct more resources to tests with wider distribution and with the highest risk of injury, but that it will be sensitive to the need to not adversely impact patient care or innovation.  The FDA has not announced a framework or timetable for implementing its new regulatory approach.  The regulatory approach adopted by the FDA may lead to an increased regulatory burden, including additional costs and delays in introducing new tests.  While the ultimate impact of the FDA’s approach is unknown, it may be extensive and may result in significant change.  Our failure to adapt to these changes could have a material adverse effect on our business.

U.S. healthcare reform legislation may result in significant changes and our business could be adversely impacted if we fail to adapt.

Government oversight of and attention to the healthcare industry in the United States is significant and increasing.  In March 2010, U.S. federal legislation was enacted to reform healthcare.  The legislation provides for reductions in the Medicare clinical laboratory fee schedule beginning in 2011 and also includes a productivity adjustment that reduces the CPI market basket update beginning in 2011.  The legislation imposes an excise tax on the seller for the sale of certain medical devices in the United States, including those purchased and used by laboratories, beginning in 2013.  The legislation establishes the Independent Payment Advisory Board, which will be responsible, beginning in 2014, annually to submit proposals aimed at reducing Medicare cost growth while preserving quality.  These proposals automatically will be implemented unless Congress enacts alternative proposals that achieve the same savings targets. Further, the legislation calls for a Center for Medicare and Medicaid Innovation that will examine alternative payment methodologies and conduct demonstration programs.  The legislation provides for extensive health insurance reforms, including the elimination of pre-existing condition exclusions and other limitations on coverage, fixed percentages on medical loss ratios, expansion in Medicaid and other programs, employer mandates, individual mandates, creation of state and regional health insurance exchanges, and tax subsidies for individuals to help cover the cost of individual insurance coverage.  The legislation also permits the establishment of accountable care organizations, a new healthcare delivery model. While the ultimate impact of the legislation on the healthcare industry is unknown, it is likely to be extensive and may result in significant change. Our failure to adapt to these changes could have a material adverse effect on our business.

A significant component of our revenue is dependent on successful insurance claims. Our revenue will be diminished if payors do not adequately cover or reimburse us for our services.

Physicians and patients may decide not to order our high-complexity genomic microarray tests unless third-party payors, such as managed care organizations as well as government payors such as Medicare and Medicaid, pay a substantial portion of the test price. Reimbursement by a third-party payor may depend on a number of factors, including a payors’ determination that tests using our technologies are:

•                  not experimental or investigational;

•                  medically necessary;

•                  appropriate for the specific patient;

•                  cost-effective;

•                  supported by peer-reviewed publications; and

•                  included in clinical practice guidelines.

A substantial portion of the testing for which we bill our hospital and laboratory clients is ultimately paid by third-party payors. However, there is uncertainty concerning third-party payor reimbursement of any test, including our high-complexity genomic microarray tests. Several entities conduct technology assessments of medical tests and devices and provide the results of their assessments for informational purposes to other parties. These assessments may be used by third-party payors and health care providers as grounds to deny coverage for a test or procedure. It is possible that federal, state and third-party insurers may limit their coverage of our tests in the future.

Increasing emphasis on managed care in the United States is likely to put pressure on the pricing of healthcare services. Uncertainty exists as to the coverage and reimbursement status of new applications or services. Governmental payors and private payors are scrutinizing new medical products and services. Such third-parties may not cover, or may limit coverage and resulting reimbursement for our services.  Additionally, third-party insurance coverage may not be available to patients for any of our existing tests or tests we may add in the future.  Any pricing pressure exerted by these third-party payors on our customers may, in turn, be exerted by our customers on us.  If governmental payors, including their contracted administrators, and other third-party payors do not provide adequate coverage and/or timely reimbursement for our services, our operating results, cash flows, or financial condition may materially decline.

Our business could be adversely impacted by the adoption of new coding for molecular genetic tests.

Certain of the CPT procedure codes that we use to bill our tests were recently revised by the AMA, effective January 1, 2013.  In the Final Rule, CMS announced that it has decided to keep the new molecular codes on the Clinical Laboratory Fee Schedule, rather than move them to the Physician Fee Schedule as some stakeholders had urged. CMS has also announced that for 2013 it will price the new codes using a “gap-filling” process by which it will refer the codes to the Medicare contractors to allow them to determine an appropriate price.  There can be no guarantees that Medicare and other payers will establish positive or adequate coverage policies or reimbursement rates.  If pricing and subsequent reimbursement levels for the new codes do not recognize the value of the molecular genetic tests, our revenues, earnings and cash flows could be adversely impacted.

Our cash flows and financial condition may materially decline if payors do not reimburse us for our services in a timely manner.

We depend on our payors to reimburse us for our services in timely manner. If our payors do not reimburse us in a timely manner, our cash flows and financial condition may materially decline.

Third-party billing is extremely complicated and could result in us incurring significant additional costs.

Billing for molecular laboratory services is extremely complicated. The customer is the party that refers the tests and the payor is the party that pays for the tests, and the two are not always the same. Depending on the billing arrangement and/or applicable law, we need to bill various payors, such as patients, health insurance companies, Medicare, Medicaid, doctors and employer groups, all of which have different billing requirements. Health insurance companies and governmental payors also generally require complete and correct billing information within certain filing deadlines. Additionally, our billing relationships require us to undertake internal audits to evaluate compliance with applicable laws and regulations as well as internal compliance policies and procedures. Health insurance companies also impose routine external audits to evaluate payments made. Additional factors complicating billing are:

•                  pricing differences between our fee schedules and the reimbursement rates of the payors;

•                  disputes with payors as to which party is responsible for payment; and

•                  disparity in coverage and information requirements among various carriers.

We incur significant additional costs as a result of our participation in the Medicare and Medicaid programs, as billing and reimbursement for laboratory testing are subject to considerable and complex federal and state regulations. The additional costs we expect to incur as a result of our participation in the Medicare and Medicaid programs include costs related to, among other factors: (1) complexity added to our billing processes; (2) training and education of our employees and customers; (3) implementing compliance procedures and oversight; (4) collections and legal costs; (5) challenging coverage and payment denials; and (6) providing patients with information regarding claims processing and services, such as advanced beneficiary notices. If these costs increase, our results of operations will be materially adversely affected.

Loss of or adverse changes to our accreditations or licenses could materially and adversely affect our business, prospects and results of operations.

The clinical laboratory testing industry is highly regulated. We are subject to CLIA, a federal law that regulates clinical laboratories that perform testing on specimens derived from humans for the purpose of providing information for the diagnosis, prevention or treatment of disease. CLIA is intended to ensure the quality and reliability of clinical laboratories in the United States by mandating specific standards in the areas of personnel qualifications, administration, and participation in proficiency testing, patient test management, quality control, quality assurance and inspections. We have a current certificate of accreditation under CLIA to perform testing. To renew this certificate, we are subject to survey and inspection every two years. Moreover, CLIA inspectors may make random inspections of our clinical reference laboratory. A failure to pass such inspections would result in suspension of our certificate of accreditation, which would have a material adverse effect on our business and results of operations.

We are also required to maintain a laboratory license to conduct testing in California. California laws establish standards for day-to-day operation of our clinical reference laboratory, including the training and skills required of personnel and quality control. Moreover, several states require that we hold licenses to test specimens from patients in those states. Other states may have similar requirements or may adopt similar requirements in the future. A failure to obtain and maintain these licenses would have a material adverse effect on our business and results of operations.

Complying with numerous regulations pertaining to our business is an expensive and time-consuming process, failure of which could result in significant penalties and suspension of one or more of our licenses.

Areas of the regulatory environment that may affect our ability to conduct business include, without limitation:

•                  Federal and state laws applicable to billing and claims payment and/or regulatory agencies enforcing those laws and regulations;

•                  Federal and state laboratory anti-mark-up laws;

•                  Federal and state anti-kickback laws;

•                  Federal and state false claims laws;

•                  Federal and state self-referral and financial inducement laws, including the federal physician anti-self-referral law, or the Stark Law;

•                  Coverage and reimbursement levels by Medicare, Medicaid, other governmental payors and private insurers;

•                  Restrictions on reimbursements for our services;

•                  Federal and state laws governing laboratory testing, including CLIA;

•                  Federal and state laws governing the development, use and distribution of diagnostic medical tests known as “home brews”;

•                  Health Insurance Portability and Accountability Act of 1996 (HIPAA);

•                  Federal and state regulation of privacy, security and electronic transactions;

•                  State laws regarding prohibitions on the corporate practice of medicine;

•                  State laws regarding prohibitions on fee-splitting;

•                  Federal, state and local laws governing the handling and disposal of medical and hazardous waste; and

•                  Occupational Safety and Health Administration (OSHA) rules and regulations.

The above noted laws and regulations are extremely complex and in many instances, there are no significant regulatory or judicial interpretations of such laws and regulations. We also may be subject to regulation in foreign jurisdictions as we seek to expand international distribution of our tests. Any determination that we have violated these laws, or the public announcement that we are being investigated for possible violations of these laws, would materially adversely affect our business, prospects, results of operations and financial condition. In addition, a significant change in any of these laws may require us to change our business model in order to maintain compliance with these laws, which could reduce our revenue or increase our costs and materially adversely affect our business, prospects, results of operations, and financial condition.

We are subject to significant environmental, health and safety regulation.

We are subject to licensing and regulation under federal, state and local laws and regulations relating to the protection of the environment and human health and safety, including laws and regulations relating to the handling, transportation and disposal of medical specimens, infectious and hazardous waste and radioactive materials, as well as to the safety and health of laboratory employees. In addition, OSHA has established extensive requirements relating to workplace safety for health care employers, including clinical laboratories, whose workers may be exposed to blood-borne pathogens such as HIV and the hepatitis B virus. These regulations, among other things, require work practice controls, protective clothing and equipment, training, medical follow-up, vaccinations, and other measures designed to minimize exposure to, and transmission of, blood-borne pathogens. In addition, the federally enacted Needlestick Safety and Prevention Act requires, among other things, that we include in our safety programs the evaluation and use of engineering controls such as safety needles if found to be effective at reducing the risk of needlestick injuries in the workplace. If we are found in violation of any of these regulations, we could be subject to substantial penalties or discipline and our business, prospects and results of operations could be materially and adversely affected.

We are subject to federal and state laws governing the financial relationship among healthcare providers, including Medicare and Medicaid laws, and our failure to comply with these laws could result in significant penalties and other material adverse consequences.

We anticipate that a component of our future revenue will be dependent on reimbursement from Medicare and state Medicaid programs. The Medicare program is administered by CMS which, like the states that administer their respective state Medicaid programs, imposes extensive and detailed requirements on diagnostic services providers, including, but not limited to, rules that govern how we structure our relationships with physicians, how and when we submit reimbursement claims and how we provide our specialized diagnostic services. Our failure to comply with applicable Medicare, Medicaid and other governmental payor rules could result in our inability to participate in a governmental payor program, our returning of funds already paid to us, civil monetary penalties, criminal penalties and/or limitations on the operational function of our laboratory. Any of these outcomes would have a material adverse effect on our business and results of operations.

Our business is subject to stringent laws and regulations governing the privacy, security and transmission of medical information, and our failure to comply could subject us to criminal penalties and civil sanctions.

Governmental laws and regulations protect the privacy, security and transmission of medical information. Such laws and regulations restrict our ability to use or disclose patient identifiable laboratory data, without patient authorization, for purposes other than payment, treatment or healthcare operations (as defined by HIPAA), except for disclosures for various public policy purposes and other permitted purposes outlined in the privacy regulations. The privacy and security regulations provide for significant fines and other penalties for wrongful use or disclosure of PHI, including potential civil and criminal fines and penalties. We also could incur damages under state laws to private parties for the wrongful use or disclosure of confidential health information or other private personal information.

Our product development efforts may be hindered if we are unable to gain access to patients’ tissue and blood samples.

The development of our diagnostic products requires access to tissue and blood samples from patients who have the diseases we are addressing. Our clinical development relies on our ability to secure access to these samples, as well as information pertaining to their associated clinical outcomes. Access to samples can be difficult since it may involve multiple levels of approval, complex usage rights and privacy rights, among other issues. Lack of or limited access to samples would harm our future product development efforts, which would have a material adverse effect on our business and results of operations.

If our current laboratory facility becomes inoperable or loses certification, we will be unable to perform our tests and our business will be materially adversely affected.

Our diagnostic tests are operated out of our CLIA-certified laboratory in Irvine, California. Currently, we do not have a second certified laboratory. Should our only CLIA-certified laboratory be unable to perform tests, for any reason, we may be unable to perform needed diagnostic tests in connection with our product development and our business will be materially adversely affected.

Our future success depends on the continued service from our scientific, technical and key management personnel and our ability to identify, hire and retain additional scientific, technical and key management personnel in the future.

There is intense competition for qualified personnel in our industry, particularly for laboratory technicians, scientific and medical experts, and senior level management. Loss of the services of, or failure to recruit, these key personnel functions could be significantly detrimental to us and could materially adversely affect our business and operating results. We may not be able to continue to attract and retain scientific and medical experts or other qualified personnel necessary for the development of our business or to replace key personnel who may leave us in the future. If our business grows, it will place increased demands on our resources and likely will require the addition of new management personnel. An inability to recruit and retain qualified management and employees on commercially reasonable terms would adversely and materially affect our business.

As our operations expand, our costs to comply with environmental laws and regulations will increase, and failure to comply with these laws and regulations could materially harm our financial results.

Our operations involve the use, transportation, storage and disposal of hazardous substances and as a result we are subject to environmental and health and safety laws and regulations. As we expand our operations, our use of hazardous substances will increase and lead to additional and more stringent requirements. The cost to comply with these and any future environmental and health and safety regulations could be substantial. In addition, our failure to comply with laws and regulations, and any releases of hazardous substances into the environment or at our disposal sites, could expose us to substantial liability in the form of fines, penalties, remediation costs and other damages, or could lead to a curtailment or shut down of our operations. These types of events, if they occur, would materially adversely affect our financial results.

Any litigation to protect our intellectual property, or any third-party claims of infringement, could divert substantial time and money from our business and could shut down some of our operations.

Our commercial success depends, in part, on our non-infringement of the patents or proprietary rights of third-parties. Many companies developing technology for the biotechnology and pharmaceutical industries use litigation aggressively as a strategy to protect and expand the scope of their intellectual property rights. Accordingly, third-parties may assert that we are employing their proprietary technology without authorization. In addition, third-parties may claim that use of our technologies infringes their current or future patents. We could incur substantial costs defending against such allegations regardless of their merit, and the attention of our management and technical personnel could be diverted while defending ourselves against any of these claims. We may incur the same liabilities in enforcing our patents against others. We have not made any provision in our financial plans for potential intellectual property related litigation, and we may not be able to pursue litigation as aggressively as competitors with substantially greater financial resources.

If parties making infringement claims against us are successful, they may be able to obtain injunctive or other relief, which effectively could block our ability to further develop, commercialize, and sell products and/or services, and could result in the award of substantial damages against us. If we are unsuccessful in protecting and expanding the scope of our intellectual property rights, our competitors may be able to develop, commercialize, and sell products and/or services that compete against us using similar technologies or obtain patents that could effectively block our ability to further develop, commercialize, and sell our products and/or services. In the event of a successful claim of infringement against us, we may be required to pay substantial damages and either discontinue those aspects of our business involving the technology upon which we infringed or obtain one or more licenses from third-parties, which may not be available on commercially reasonable terms or at all. While we may license additional technology in the future, we may not be able to obtain these licenses at a reasonable cost, or at all. In that event, we could encounter delays in product introductions while we attempt to develop alternative methods or products, and such attempts may not be successful. Defense of any lawsuit or failure to obtain any of these licenses could prevent us from commercializing available products and/or services, which would have a material adverse effect on our business and results of operations.

We could face substantial liabilities if we are sued for product liability.

Product liability claims could be filed by someone alleging that our product failed to perform as claimed. We may also be subject to liability for errors in the performance of our tests. Such product liability and related claims could be substantial. Defense of such claims could be time consuming and expensive and could result in damages that are not covered by our insurance.

Exposure to possible litigation and legal liability may adversely affect our business, financial condition and results of operations.

In the past, we have been exposed to a variety of litigation claims and there can be no assurance that we will not be subject to other litigation in the future that may adversely affect our business, financial condition or results of operations.  On February 14, 2011, Relator Michael Strathmann served us with a Complaint filed in the Superior Court of the State of California for the County of Orange.  The Complaint alleged that we submitted false and fraudulent insurance claims to National Union Fire Insurance Company of Pittsburgh, PA in connection with a prior lawsuit that was settled with Nanogen, Inc., thereby allegedly violating the California Insurance Fraud Prevention Act, and sought penalties and unspecified treble damages.  On May 4, 2011, the Superior Court dismissed the Complaint by ordering that it be stricken for violation of the California Anti-SLAPP statute, which prevents plaintiffs from filing abusive lawsuits against public policy.  On June 15, 2011, Mr. Strathmann filed a Notice of Appeal with the California Court of Appeals, appealing the granting of the Motion to Strike.  Subsequently, Mr. Strathmann filed a Notice of Appeal of the award of attorneys’ fees against him.  On October 24, 2012, the California Court of Appeals reversed the Superior Court’s dismissal, finding that the anti-SLAPP statute was not applicable, permitting Mr. Strathmann to file an Amended Complaint and remanding the matter back to the Superior Court.  We have now filed a Demurrer to that Amended Complaint, seeking to have the matter dismissed.  Defense of this lawsuit could be time-consuming and expensive, and there can be no assurance that we will be successful in our defense.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could materially adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Any further growth by us or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to successfully implement our business plan.

As a public company, we are subject to complex legal and accounting requirements that will require us to incur substantial expense and will expose us to risk of non-compliance.

As a public company, we are subject to numerous legal and accounting requirements that do not apply to private companies. The cost of compliance with many of these requirements is substantial, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company. Failure to comply with these requirements can have numerous material adverse consequences including, but not limited to, our inability to file required periodic reports on a timely basis, which would result in the loss of our eligibility to use Form S-3 for raising capital, loss of market confidence, delisting of our securities and/or governmental or private actions against us.  We cannot assure you that we will be able to comply with all of these requirements or that the cost of such compliance will not prove to be a substantial competitive disadvantage vis-à-vis our privately held and larger public competitors.

Ethical, legal and social concerns surrounding the use of genetic information could reduce demand for our test offerings.

Genetic testing has raised ethical issues regarding privacy and the appropriate uses of the resulting information. For these reasons, governmental authorities may call for limits on or regulation of the use of genetic testing or prohibit testing for genetic predisposition to certain conditions, particularly for those that have no known cure. Similarly, such concerns may lead individuals to refuse to use genetics tests even if permissible. Any of these scenarios could reduce the potential markets for our molecular diagnostic products, which reduction could have a material adverse effect on our business.

Risks Related To Investment In Our Securities

Small company stock prices are especially volatile, and this volatility may depress the price of our stock.

The stock market has experienced significant price and volume fluctuations, and the market prices of small companies have been highly volatile. We believe that various factors may cause the market price of our stock to fluctuate, perhaps substantially, including, among others, announcements of:

•                  our or our competitors’ technological innovations;

•                  supply, manufacturing, or distribution disruptions or other similar problems;

•                  proposed laws regulating participants in the laboratory services industry;

•                  developments in relationships with collaborative partners or customers;

•                  our failure to meet or exceed securities analysts’ expectations of our financial results; or

•                  a change in financial estimates or securities analysts’ recommendations.

In the past, companies that have experienced volatility in the market price of their stock have been the objects of securities class action litigation. If we become the object of securities class action litigation, it could result in substantial costs and a diversion of management’s attention and resources, all of which could materially adversely affect the business and financial results of our business.

Future sales or the potential for future sales of our securities in the public markets may cause the trading price of our common stock to decline and could impair our ability to raise capital through subsequent equity offerings.

Sales of a substantial number of shares of our common stock or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common stock or other securities to decline and could materially impair our ability to raise capital through the sale of additional securities. The shares of common stock to be issued in this offering, and issuable upon conversion or exercise of the Series B convertible preferred stock (Series B Stock) and warrants to be issued in this offering, are freely tradable. We have obligations to the investors in our 2012 private placement offering of Series A convertible preferred stock (Series A Stock) and warrants to purchase common stock to maintain the public registration of common stock underlying their issued and outstanding warrants.  We also have obligations to the investors in our April 2011 private placement that could require us to register shares of common stock held by them and shares issuable upon exercise of their warrants for resale on a registration statement.  If we raise additional capital in the future through the use of our existing shelf registration statement or if we register existing, or agree to register future, privately placed shares for resale on a registration statement, such additional shares would be freely tradable, and, if significant in amount, such sales could further adversely affect the market price of our common stock. The sale of a large number of shares of our common stock also might make it more difficult for us to sell equity or equity-related securities in the future at a time and at the prices that we deem appropriate.

Our stock price could decline because of the potentially dilutive effect of future financings, preferred stock or warrant anti-dilution provisions or exercises of warrants and common stock options.

As of December 31, 2012, we had approximately 1.5 million shares of common stock issued and outstanding.  Assuming conversion of all of our existing convertible securities and exercise in full of all options and warrants outstanding as of December 31, 2012 (not taking into account any price-based or anti-dilution adjustments related to the warrants), plus conversions of the Series B Stock and exercise of the warrants to be issued in this offering (not taking into account any price-based or anti-dilution adjustments or redemption payments related to the Series B Stock), approximately 4.7 million shares of our common stock would be outstanding. Any additional equity or convertible debt financings in the future could result in further dilution to our stockholders. Existing stockholders also will suffer significant dilution in ownership interests and voting rights and our stock price could decline as a result of potential future application of anti-dilution features of our Series B Stock and certain warrants or redemption features of our Series B Stock. This offering will trigger the anti-dilution provisions of the warrants issued in the 2012 Series A Stock financing such that the number of shares of common stock issuable upon their exercise will increase by 452,441 shares.

We may fail to meet market expectations because of fluctuations in our quarterly operating results, all of which could cause our stock price to decline.

Our revenues and operating results have fluctuated in the past and may continue to fluctuate significantly from quarter to quarter in the future. It is possible that, in future periods, our revenues could fall below the expectations of securities analysts or investors, all of which could cause the market price of our stock to decline. The following are among the factors that could cause our operating results to fluctuate significantly from period to period:

•                  our unpredictable revenue sources;

•                  the nature, pricing and timing of our and our competitors’ products;

•                  changes in our and our competitors’ research and development budgets;

•                  expenses related to, and our ability to comply with, governmental regulations of our products and processes; and

•                  expenses related to, and the results of, patent filings and other proceedings relating to intellectual property rights.

We anticipate significant fixed expenses due in part to our need to continue to invest in product development. We may be unable to adjust our expenditures if revenues in a particular period fail to meet our expectations, all of which would materially adversely affect our operating results for that period. As a result of these fluctuations, we believe that period-to-period comparisons of our financial results will not necessarily be meaningful, and you should not rely on these comparisons as an indication of our future performance.

If we fail to meet Nasdaq’s stockholders’ equity requirement or the requirement to have a majority of independent directors, our shares may be delisted from The Nasdaq Capital Market.

As conditions for continued listing on The Nasdaq Capital Market, Nasdaq requires us to maintain at least $2.5 million in stockholders’ equity and to have a majority of independent directors.  We have recently failed to comply with these requirements.  Due to the stockholders’ equity deficiency, the Nasdaq staff notified us that it was reviewing our eligibility for continued listing on The Nasdaq Capital Market. Within 45 days after March 11, 2013, we must submit a plan to regain compliance which, if accepted by Nasdaq, will need to be successfully implemented within 180 days. We also must achieve a majority of independent directors on our Board by the time of our next annual stockholders’ meeting. There are no assurances that our stockholders’ equity will remain above Nasdaq’s $2.5 million minimum or that we will be able to add another independent director to our Board. If we fail to comply with these requirements in the required time frames, our stock will be delisted.  In addition, even if we regain technical compliance with the stockholders’ equity and board composition requirements, we will have to continue to meet other objective and subjective listing requirements to continue to be listed on The Nasdaq Capital Market.  There can be no assurance that we will meet these requirements.  Delisting from Nasdaq Capital Market would make trading our common stock more difficult for investors, potentially leading to declines in our share price. Without a Nasdaq Capital Market listing, stockholders may have a difficult time getting a quote for the sale or purchase of our stock, the sale or purchase of our stock would likely be made more difficult and the trading volume and liquidity of our stock would likely decline.  Delisting from Nasdaq Capital Market would also result in negative publicity and would also make it more difficult for us to raise additional capital. The absence of such a listing may adversely affect the acceptance of our common stock as currency or the value accorded by other parties.  Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities.  These requirements could severely limit the market liquidity of our common stock and the ability of our stockholders to sell our common stock in the secondary market.  If our common stock is delisted by Nasdaq, our common stock may be eligible to trade on the OTC Bulletin Board, an over-the-counter quotation system, or on the pink sheets where an investor may find it more difficult to dispose of or obtain accurate quotations as to the market value of our common stock.  We cannot assure you that our common stock, if delisted from The Nasdaq Capital Market, will be listed on a national securities exchange, a national quotation service, the OTC Bulletin Board or the pink sheets.

If we are delisted from The Nasdaq Capital Market, your ability to sell your shares of our common stock would also be limited by the penny stock restrictions, which could further limit the marketability of your shares.

If our common stock is delisted, it would come within the definition of “penny stock” as defined in the Securities Exchange Act of 1934 (the Exchange Act) and would be covered by Rule 15g-9 of the Exchange Act. That Rule imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, Rule 15g-9, if it were to become applicable, would affect the ability or willingness of broker-dealers to sell our securities, and accordingly would affect the ability of stockholders to sell their securities in the public market. These additional procedures could also limit our ability to raise additional capital in the future.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any document we file with the Securities and Exchange Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room.  Our filings with the Securities and Exchange Commission are also available to the public at its web site at http://www.sec.gov/.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission.  Pursuant to the Securities and Exchange Commission rules, this prospectus supplement and the accompanying prospectus, which forms a part of the registration statement, do not contain all of the information in the registration statement.  You may read or obtain a copy of the registration statement from the Securities and Exchange Commission in the manner described above.

The Securities and Exchange Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.  The documents under Commission file number 001-33523 that we incorporate by reference are:

1.                                       Our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on March 16, 2012;

2.                                       Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, as filed with the Securities and Exchange Commission on May 11, 2012, August 10, 2012 and November 13, 2012, respectively;

3.                                       Our Current Reports on Form 8-K as filed with the Securities and Exchange Commission on March 1, 2012, April 11, 2012, June 22, 2012, June 29, 2012, August 23, 2012, October 1, 2012, October 9, 2012, October 25, 2012, November 26, 2012, December 4, 2012, December 7, 2012, December 18, 2012, December 20, 2012, January 4, 2013, January 11, 2013, February 4, 2013, February 19, 2013, February 22, 2013, February 26, 2013, February 27, 2013, March 4, 2013, March 11, 2013, March 12, 2013 and March 15, 2013 (other than information and exhibits furnished under Item 7.01); and

4.                                       The description of our common stock contained in our Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on June 6, 2007 pursuant to Section 12(b) of the Securities Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference all reports and other documents that we file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of this offering (except for information and exhibits furnished under Items 2.02 or 7.01 of our current reports on Form 8-K unless otherwise specifically incorporated by reference) and all such reports and documents will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.  Any document or statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or statement.  Any document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference.  Requests for documents should be submitted to the Corporate Secretary, at CombiMatrix Corporation, 310 Goddard, Suite 150, Irvine, California 92618, or by telephone at (949) 753-0624.  Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included in this report, are forward-looking statements. Reference is made in particular to the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, and other forward-looking statements included in this report. Such statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “plan,” “predict,” “seek,” “should,” “would,” “could,” “potential,” “ongoing,” or similar terms, variations of such terms, or the negative of such terms, and include, but are not limited to, statements regarding projected results of operations, capital expenditures, earnings, management’s future strategic plans, product development, litigation, regulatory matters, market acceptance and performance of our products and services, the success and effectiveness of our technologies, our ability to retain and hire key personnel, the competitive nature of and anticipated growth in our markets, market position of our products and services, marketing efforts and partnerships, liquidity and capital resources, our accounting estimates, and our assumptions and judgments. Such statements are based on management’s current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. These forward looking statements are not guarantees of future results and are subject to a number of risks, uncertainties and assumptions that are difficult to predict and that could cause actual results to differ materially and adversely from those described in the forward-looking statements. The risks and uncertainties referred to above include, but are not limited to the following:

•                  our ability to obtain additional financing for working capital on acceptable terms in a timely manner;

•                  our ability to regain and maintain compliance with the requirements for continued listing on the Nasdaq Stock Market;

•                  our ability to successfully increase the utilization of our existing tests, expand our diagnostic test menu, increase and diversify our client base, increase the number of strategic partners and improve reimbursement for our testing services;

•                  our ability to continue as a going concern; changes in consumer demand;

•                  our ability to attract and retain a qualified sales force and key technical personnel;

•                  our ability to successfully introduce new technologies and services; rapid technological change in our markets; the outcome of existing litigation;

•                  our ability to bill and obtain reimbursement for highly specialized tests;

•                  our ability to comply with regulations to which our business is subject;

•                  legislative, regulatory and competitive developments in markets in which we and our subsidiaries operate, including changes in coding and reimbursement methods;

•                  our limited market capitalization;

•                  future economic conditions;

•                  other circumstances affecting anticipated revenues and costs; and

•                  other factors as more fully disclosed in our discussion of risk factors on page S-5.

These forward-looking statements speak only as of the date of this report and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based, except as otherwise required by law. Additional factors that could cause such results to differ materially from those described in the forward-looking statements are set forth in connection with the forward-looking statements

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities we are offering will be approximately $1.76 million, assuming that we sell all of the securities we are offering, after deducting the placement agent’s fees and estimated offering expenses payable by us.  This amount does not include the proceeds that we may receive in connection with any exercise of the warrants issued in this offering.

We intend to use the net proceeds from this offering for general working capital purposes. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds of this offering in short-term, investment-grade, interest-bearing securities.

DILUTION

If you invest in our common stock, Series B preferred stock and warrants to purchase common stock, your interest in the common stock and the common stock underlying the Series B preferred stock and the warrants may be diluted to the extent of the difference between the price you pay for each share of common stock and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of March 15, 2013 was approximately $2.8 million, or $1.02 per share of our common stock. Net tangible book value per share as of March 15, 2013 is equal to our total tangible assets minus total liabilities excluding derivative warrant liabilities, all divided by the number of shares of common stock outstanding as of March 15, 2013.

After giving effect to this offering and the exercise of the warrants and conversion of the Series B preferred stock, and after deducting the placement agent fees and the estimated offering expenses payable by us, our as adjusted net tangible book value would have been approximately $5.5 million, or approximately $1.48 per share of common stock, as of March 15, 2013. This represents an immediate increase in the net tangible book value of approximately $0.46 per share to our existing stockholders, and an immediate dilution of approximately $1.57 per share to the investor in this offering. The following table illustrates this calculation on a per share basis.

Public offering price per share of common stock offered	$3.05
Public offering price per share of common stock underlying warrants	$3.49
Public offering price per share of common stock underlying Series B preferred stock	$3.05
Net tangible book value per share of common stock as of March 15, 2013	$1.02
Increase in net tangible book value per share attributable to new investor	$0.46
Adjusted net tangible book value per share as of March 15, 2013 after giving effect to this offering	$1.48
Dilution per share to new investor	$1.57
Dilution as a percentage of assumed offering price	51.5%

An investor that acquires additional shares of common stock through the exercise of the warrants offered hereby may experience additional dilution depending on our net tangible book value at the time of exercise.

The amounts above are based on 2,783,030 shares of common stock outstanding as of March 15, 2013, and assume no exercise of outstanding options or warrants since that date. The number of shares of common stock anticipated to be outstanding after this offering excludes:

•                  153,933 shares of our common stock issuable upon the exercise of outstanding stock options under our 2006 Incentive Plan, having a weighted average exercise price of $34.96 per share;

•                  824,474 shares of our common stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $21.22 per share;

To the extent that any of our outstanding options or warrants are exercised or preferred stock converted, we grant additional options under our stock option plans or issue additional warrants or preferred stock, or we issue additional shares of common stock in the future, there may be further dilution to the new investor.

PLAN OF DISTRIBUTION

Placement Agency Agreement and Securities Purchase Agreement

C. K. Cooper & Company, Inc. which we refer to as the placement agent, has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agency letter agreement dated as of July 13, 2012, as amended.  The placement agent is not purchasing or selling any securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities.  Therefore, we will enter into a securities purchase agreement directly with the purchaser in connection with this offering.

We will enter into a securities purchase agreement with a purchaser pursuant to which we will sell to the purchaser an aggregate of up to 130,000 shares of common stock at a price of $3.05 per share, and we will sell to the purchaser an aggregate of up to 1,610.40 shares of Series B preferred stock and warrants in multiples of a fixed combination consisting of one share of Series B preferred stock and a warrant to purchase 170.765027 shares of common stock, at an exercise price of $3.49. Each fixed combination will be sold at a price of $1,000 per fixed combination. The Series B preferred stock is convertible into an aggregate of 528,000 shares of common stock at an initial conversion price of $3.05 per share, and the warrants are exercisable for an aggregate of 275,000 shares of common stock at an exercise price of $3.49 per share.  We negotiated the prices of the securities offered in this offering with the purchaser.  The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for, the industry in which we compete, our past and present operations, and our prospects for future revenues.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the Securities Act), and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  As an underwriter, the placement agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act.  These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent.  Under these rules and regulations, the placement agent:

•                  may not engage in any stabilization activity in connection with our securities; and

•                  may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the ordinary course of their respective businesses, the placement agent or its affiliates have in the past or may in the future engage in investment banking and/or other services with us and our affiliates for which it has or may in the future receive customary fees and expenses.

Under the securities purchase agreement, we will also agree with the purchaser that while the Series B preferred stock or warrants are outstanding, we will not effect or enter into an agreement to effect a “Variable Rate Transaction,” which means a transaction in which we:

(i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our common stock; or

(ii) enter into any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price.

We will agree with the purchaser that, subject to certain exceptions, if we issue securities within the 9 months following the closing of this offering, the purchaser shall have the right to purchase all of such securities on the same terms, conditions and price provided for in the proposed issuance of securities.

We will also agree to indemnify the purchaser against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchaser as well as under certain other circumstances described in the securities purchase agreement.

We have agreed to indemnify the placement agent against liabilities arising under the letter agreement, unless it is determined judicially or by an arbitrator that the liabilities resulted from the negligence or willful misconduct of the placement agent.  We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Fees

The placement agent will be entitled to a cash fee of 6% of the gross proceeds paid to us for the securities we sell in this offering.

The following table shows the per share, per fixed combination and total placement agency fees we will pay to the placement agent in connection with the sale of the securities offered pursuant to this prospectus supplement assuming the purchase of all of the securities offered hereby:

Placement agency fees per fixed combination	$60
Placement agency fees per share	$0.183
Total placement agent fees	$120,414

Because there is no minimum offering amount required, the actual total placement agency fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.  The maximum fees to be received by any member of the Financial Industry Regulatory Association, or FINRA, or independent broker-dealer may not be greater than 8% of the initial gross proceeds from the sale of any securities being offered hereby.

The sale of up to130,000 shares of common stock, up to 1,610.40 shares of Series B preferred stock and warrants to purchase up to 275,000 shares of common stock will be completed on or about March 22, 2013.  We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agency fees, will be approximately $100,000 which include legal and printing costs and various other fees and expenses.  At the closing, we will mail the warrants and a certificate evidencing the purchaser’s Series B preferred stock, and the Depository Trust Company will credit the common stock directly to the investor at the address set forth in the securities purchase agreement.

Restrictions on Future Issuances of Securities

In the securities purchase agreement, we will agree, subject to certain exceptions, that we (or our subsidiaries) will not within the later of six months following the closing of this offering or 30 days after the Series B preferred stock is no longer outstanding, issue any equity securities or securities convertible into equity securities. Until 7.5% or less of the warrants remain unexercised, we may not sell any securities, except for certain exempt issuances, at an effective price below the exercise price of the warrants. In addition, until the Series B preferred stock is no longer outstanding, we may not sell any securities, except for certain exempt issuances, at an effective price below the conversion price of the Series B preferred stock unless all shares of common stock underlying the Series B preferred stock (taking into consideration the effect of the full adjustment of the anti-dilution provisions from such dilutive issuance) are permitted by General Instruction I.B.6. of Form S-3 to be issued under the Registration Statement of which this prospectus supplement forms a part.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and securities purchase agreement.  Copies of the placement agency agreement and the securities purchase agreement will be included as exhibits to our current report on Form 8-K that will be filed with the Securities and Exchange Commission and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part.  See “Where You Can Find More Information” on page S-19.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Our authorized capital stock consists of 25,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value, of which 4,000 shares have been designated Series A 6% convertible preferred stock and 2,000 shares have been designated Series B 6% convertible preferred stock.  As of March 15, 2013, we had 2,783,030 shares of common stock and no shares of preferred stock outstanding.

In this offering, we are offering a maximum of up to 130,000 shares of our common stock, up to 1,610.40 shares of our Series B 6% convertible preferred stock, up to 528,000 shares of our common stock issuable upon conversion of our Series B 6% convertible preferred stock, warrants to purchase up to 275,000 shares of our common stock, and up to 275,000 shares of our common stock issuable upon exercise of the warrants. The common stock will be sold at a negotiated price of $3.05 per share and the Series B preferred stock and warrants will be sold in multiples of a fixed combination consisting of one share of Series B preferred stock and a warrant to purchase 170.765027 shares of common stock, at an exercise price of $3.49. We are offering each fixed combination at a negotiated price of $1,000 per fixed combination.

Common Stock

The following description of our common stock is a summary.  It is not complete and is subject to and qualified in its entirety by our certificate of incorporation and bylaws, both as amended, a copy of each of which has been incorporated as an exhibit to the registration statement of which this prospectus supplement forms a part.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote and may not cumulate their votes. Holders of common stock are entitled to share in all dividends that our Board of Directors, or the Board, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock.

Shares of common stock issued under this prospectus supplement will be fully paid and nonassessable upon issuance.  Our common stock is traded on The Nasdaq Capital Market under the symbol “CBMX.”

Series B 6% Convertible Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, of which none are presently outstanding.  Designations, rights and preferences of our preferred stock may be determined from time to time by our Board, without further stockholder approval. Accordingly, our Board has created out of the authorized and unissued shares of our preferred stock, a series of preferred stock designated as Series B 6% convertible preferred stock, and designated 2,000 shares of preferred stock as Series B preferred stock. Any issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock. Although our Board is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, our Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then market price of such stock. Our Board presently does not intend to seek stockholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

The following is a brief summary of our Series B preferred stock and is subject to, and qualified in its entirety by, the Certificate of Designation of Preferences, Rights and Limitations of Series B 6% Convertible Preferred Stock which will be filed as an exhibit to a Current Report on Form 8-K with the Securities and Exchange Commission in connection with this offering.

Rank. The Series B preferred stock will rank above all other outstanding classes of stock with respect to dividend rights and liquidation preferences.

Dividends. Holders of Series B preferred stock are entitled to receive cumulative dividends at the rate per share of 6% per annum, which begins accruing six months after the closing of this offering, and is payable semi-annually in cash out of legally available funds.

Liquidation. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series B preferred stock will be entitled to receive distributions out of our assets, whether capital or surplus before any distributions shall be made on any other outstanding classes of stock.

Conversion. Each share of Series B preferred stock shall be convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of common stock determined by dividing the stated value of such Series B preferred stock by the conversion price. Each share of Series B preferred stock has a stated value of $1,000. The conversion price initially is $3.05 per share of common stock and is subject to adjustment described below. This right to convert is limited by the beneficial ownership limitation described below.

Beneficial Ownership Limitation. We shall not effect any conversion of Series B preferred stock, and a holder shall have no right to convert any portion of Series B preferred stock, to the extent that, after giving effect to such conversion, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% (which may be increased, but not above 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion.  Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (Exchange Act), and the rules and regulations promulgated thereunder.

Anti-Dilution: The conversion price of the Series B preferred stock is subject to full ratchet anti-dilution adjustment in the event we issue any convertible debt or equity below the then-current conversion price (except for certain exempt issuances and subject to the limits imposed by General Instruction I.B.6. of Form S-3).

Redemption: In the event we commit material and intentional fraud, we may be required to redeem the Series B preferred stock in exchange for the issuance of common stock valued at 130% of the stated value divided by 75% of the average of the preceding 10 day volume weighted average prices (subject to the limits imposed by General Instruction I.B.6. of Form S-3).

Conversion Price Adjustment:

Stock Dividends and Stock Splits. If we pay a stock dividend or otherwise make a distribution payable in shares of common stock on shares of common stock or any other common stock equivalents, subdivide or combine outstanding common stock, or reclassify common stock, the conversion price will be adjusted by multiplying the then conversion price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately before such event, and the denominator of which shall be the number of shares outstanding immediately after such event.

Subsequent Equity Sales.  Subject to certain exempt issuances, if we sell or grant any option to purchase or sell or grant any right to reprice or otherwise dispose of or issue any commons stock (or any security convertible into common stock) at a lower price per share than the Series B preferred stock conversion price, then the conversion price shall be reduced to match the lower price; provided, however, that such adjustment to the conversion price shall be reduced only to the extent that after taking into account such adjustment to the conversion price the number of shares of common stock issuable under the Registration Statement pursuant to General Instruction I.B.6. of Form S-3 is sufficient to register the issuance of the maximum number of shares of common stock issuable upon conversion of the Series B preferred stock at such adjusted conversion price.

Rights Offerings. If we issue common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to holders of common stock, a holder of Series B preferred stock will be entitled to acquire, without regard to any limitations, subject to the beneficial ownership limitation described above, such common stock equivalents or rights that such holder could have acquired if such holder had held the number of shares of common stock issuable upon complete conversion of Series B preferred stock immediately prior to the date a record is taken for such issuance.

Pro Rata Distributions. If we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of shares of common stock, by way of return of capital or otherwise at any time after the issuance of this Series B Preferred Stock, then, in each such case, the holder of Series B preferred stock shall be entitled to participate in such dividend or distribution to the same extent that the holder of the Series B preferred stock would have participated therein if the holder had held the number of shares of common stock acquirable upon complete conversion of this Series B preferred stock.

Fundamental Transaction. If we effect a fundamental transaction, then upon any subsequent conversion of Series B preferred stock, the holder thereof shall have the right to receive, for each share of common stock that would have been issuable upon such conversion immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s common stock or of our common stock, if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock into which Series B preferred stock is convertible immediately prior to such fundamental transaction. A fundamental transaction means: (i) our merger or consolidation with or into another entity, (ii) any sale of all or substantially all of our assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer allowing holders of our common stock to tender or exchange their shares for cash, property or securities, and has been accepted by the holders of 50% or more of the outstanding common stock (iv) any reclassification of our common stock or any compulsory share exchange by which common stock is effectively converted into or exchanged for other securities, cash or property, or (v) consummation of a stock or share purchase agreement or other business combination with another person whereby such other person acquires more than 50% of the outstanding shares of common stock.

Voting Rights. Except as otherwise provided in the Certificate of Designation or required by law, Series B preferred stock shall have no voting rights.

Fractional Shares. No fractional shares of common stock will be issued upon conversion of Series B preferred stock. Rather, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the conversion price or round up to the next whole share.

Shares of the Series B preferred stock issued under this prospectus will be fully paid and nonassessable upon issuance.  There are no provisions restricting repurchase or redemption of the Series B preferred stock.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below.  The summary is subject to, and qualified in its entirety by, the form of warrant which will be provided to each purchaser in this offering and will be filed as an exhibit to a Current Report on Form 8-K with the Securities and Exchange Commission in connection with this offering.

Exercisability. Holders may exercise the warrants at any time after the date that is six months after the warrants are issued and on or prior to the close of business on the five year anniversary of the initial exercise date, subject to the beneficial ownership limitation described below. Each warrant is exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed notice of exercise form. The holder shall deliver the aggregate exercise price for the shares of common stock specified in the notice of exercise form within three trading days following the date of exercise unless cashless exercise is specified in the exercise notice.

Cashless Exercise. If, at the time of exercise of a warrant, there is no effective registration statement registering the shares of common stock issuable upon exercise of the warrant or the prospectus contained in the registration statement is not available for the issuance of the shares of common stock issuable upon exercise of the warrant, the holder may exercise the warrant, in whole or in part, on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

Exercise Price. The exercise price of the warrants is $3.49 per share of common stock and is subject to adjustment as described below.

Beneficial Ownership Limitation. We shall not effect any exercise of a warrant, and a holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of, at the initial option of the holder thereof, 4.99% (which may be increased, but not above 9.99%) of the number of shares of common stock outstanding immediately after effect to the issuance of the shares of common stock upon such exercise. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

Exercise Price Adjustment:

Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in shares of common stock on shares of common stock or any other common stock equivalents, subdivide or combine outstanding common stock, or reclassify common stock, the exercise price will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately before such event, and the denominator of which shall be the number of shares outstanding immediately after such event, and the number of shares issuable upon exercise of the warrant shall be proportionately adjusted such that the aggregate exercise price of the warrant shall remain unchanged.

Rights Offerings. If we issue common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to holders of common stock, a holder of a warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such common stock equivalents or rights that such holder could have acquired if such holder had held the number of shares of common stock issuable upon complete exercise of the warrant immediately prior to the date a record is taken for such issuance.

Pro Rata Distributions. If we distribute to holders of common stock evidences of our indebtedness, assets, warrants or other rights to subscribe for any security, then, in each such case, the a holder of a warrant shall be entitled to participate in such distribution to the same extent that the holder would have participated therein if the holder had held the number of shares of common stock acquirable upon complete exercise of this Warrant.

Fundamental Transaction. If we effect a fundamental transaction, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s common stock or of our common stock, if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such fundamental transaction.

Transferability. Each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant.

Anti-Dilution. The Warrants are not subject to price anti-dilution protection.

Fractional Shares. No fractional shares of common stock will be issued upon exercise of any warrant. Rather, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT.  THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE COMMON STOCK WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Dorsey & Whitney LLP, Irvine, California.

EXPERTS

The consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2011 and incorporated into this prospectus by reference have been audited by Haskell & White LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report (which contains an explanatory paragraph relating to our ability to continue as a going concern) and are incorporated in this prospectus by reference in reliance upon such report given upon the authority of them as experts in auditing and accounting.

The consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2010 and incorporated into this prospectus by reference have been audited by Peterson Sullivan LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report (which contains an explanatory paragraph relating to our ability to continue as a going concern) and are incorporated in this prospectus by reference in reliance upon such report given upon the authority of them as experts in auditing and accounting.

PROSPECTUS

COMBIMATRIX CORPORATION

Up to $91,750,000

COMMON STOCK, PREFERRED STOCK, WARRANTS, DEBT SECURITIES

We may sell from time to time shares of the securities offered by this prospectus at prices and on terms to be determined at or prior to the time of each sale. We will describe the specific terms and amounts of the securities offered in a prospectus supplement for each sale. You should carefully read this prospectus and any prospectus supplement before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “CBMX.”  On October 6, 2011, the closing sale price of our common stock on the Nasdaq Capital Market was $2.38 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $24,975,377 based on 10,704,121 shares of outstanding common stock, of which 8,612,199 are held by non-affiliates, and a per share price of $2.90 based on the closing sale price of our common stock on August 17, 2011. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Our principal executive offices are located at 310 Goddard, Suite 150, Irvine, California 92618.

These are speculative securities. Investing in these securities involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 17, 2011.

In this prospectus, references to “we,” “us,” “our” or “CombiMatrix” mean CombiMatrix Corporation and its subsidiary.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of securities described in this prospectus in one or more offerings, up to the total dollar amounts appearing on the cover of this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities, a prospectus supplement will be provided that will contain specific information about the terms of the offering, including the type(s), amount(s) and price(s) of the securities being offered and the plan of distribution. The prospectus supplement for a particular offering may also add, update or change information contained in this prospectus. In addition, any prospectus supplement relating to a particular offering may be updated or supplemented. You should read carefully both this prospectus and any applicable prospectus supplement together with the additional information about us to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than its date, regardless of the time of delivery of the prospectus or prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

COMBIMATRIX CORPORATION

We are a molecular diagnostics company that operates primarily in the field of genetic analysis and molecular diagnostics through our wholly owned subsidiary, CombiMatrix Diagnostics, or CMDX, located in Irvine, California.  CMDX operates as a diagnostics reference laboratory that provides DNA-based clinical diagnostic testing services to physicians, hospitals and other laboratories in two primary areas:  (i) prenatal and postnatal developmental disorders; and (ii) oncology.  CMDX provides its services through the use of array-comparative genomic hybridization, or aCGH, which enables the analysis of genetic anomalies.  Our mission is to empower physicians to positively impact patient care through the delivery of innovative DNA-based clinical services.

Our principal business office is located at 310 Goddard, Suite 150, Irvine, California 92618, and our telephone number is (949) 753-0624. Our website address is www.combimatrix.com. Information contained in our website or any other website does not constitute part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk.  Before deciding to invest in our securities or to maintain or increase your investment, you should carefully consider the risks described below, in addition to the other information contained in this prospectus, any prospectus supplement, our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports filed on Form 8-K, and in our other filings with the Securities and Exchange Commission, including any subsequent reports filed on Forms 10-K, 10-Q and 8-K.  The risks and uncertainties described below are not the only ones that we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations.  If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed.  In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risks Related To Our Business

We may not be able to meet our cash requirements beyond 2012 without obtaining additional capital from external sources, and if we are unable to do so, we may not be able to continue as a going concern.

We anticipate that our cash and cash equivalents of $10.0 million as of June 30, 2011 will meet our cash requirements through approximately the fourth quarter of 2012. However, in order for us to continue as a going concern beyond that point, we may be required to obtain capital from external sources. If external financing sources are not available in a timely manner or at all, or are inadequate to fund our operations, it could result in reduced revenues and cash flows from the sales of our diagnostic services and/or could jeopardize our ability to launch, market and sell additional products and services necessary to grow and sustain our operations.

We may need to raise additional capital in the future, and if additional capital is not available on acceptable terms, in a timely manner, or at all, we may have to curtail or cease operations.

Our future capital requirements will be substantial and will depend on many factors, including how quickly we commercialize our test offerings and the progress and scope of our collaborative and independent research and development projects. Changes may occur that would cause our available capital resources to be consumed significantly sooner and more rapidly than we expect. Even if available, financings can involve significant costs and expenses, such as legal and accounting fees, diversion of management’s time and efforts, or substantial transaction costs. Financings may also involve substantial dilution to existing stockholders, and may contain rights senior to existing stockholders.

We may be unable to raise sufficient additional capital in a timely manner, on favorable terms or at all. If we fail to do so, we would have to curtail or cease operations or enter into agreements requiring us to relinquish rights to certain technologies, products, or markets because we will not have the capital necessary to exploit them.

We have a history of losses and expect to incur additional losses in the future.

We have sustained substantial losses since our inception. We may never become profitable, or if we do, we may never be able to sustain profitability. We expect to incur significant research and development, marketing, general and administrative expenses. As a result, we expect to incur losses for the foreseeable future.

To date, we have relied primarily upon selling equity and convertible securities, as well as payments from strategic partners, to generate the funds needed to finance the implementation of our business strategies. We cannot assure you that we will not encounter unforeseen difficulties, including the outside influences identified below that may deplete our capital resources more rapidly than anticipated. Our subsidiary companies also may be required to obtain additional financing through bank borrowings, debt or equity financings or otherwise, which would require us to make additional investments or face a dilution of our equity interests. We cannot be sure that additional funding will be available on favorable terms, if at all. If we fail to obtain additional funding when needed for our subsidiary companies and ourselves, we may not be able to execute our business plans or continue operations, and our business may be materially adversely affected.

We began commercialization of our molecular diagnostics services in 2006. Accordingly, we have a limited operating history of generating revenues from products and services. In addition, we are still developing our product and service offerings and are subject to the risks, expenses and difficulties frequently encountered by companies with such limited operating histories. Since we have a limited operating history, we cannot assure you that our operations will become profitable or that we will generate sufficient revenues to meet our expenditures and support our activities.

Because our business operations are subject to many uncontrollable outside influences, we may not succeed.

Our business operations are subject to numerous risks from outside influences, including the following:

•                  Technological advances may make our array-based technology obsolete or less competitive, and as a result, our revenue and the value of our assets could materially decrease.

Our services are dependent upon oligo and BAC array-based technologies. These technologies compete with conventional diagnostic technologies such as FISH and PCR. Our products and services are substantially dependent upon our ability to offer the latest in array technology in the SNP genotyping, gene expression profiling, CGH and proteomic markets. We believe technological advances of conventional arrays are currently being developed by our existing competition, including companies such as LabCorp and Perkin-Elmer, and potential new competitors in the market. We also expect to face additional competition from new market entrants and consolidation of our existing competitors. Many of our competitors have existing strategic relationships with major pharmaceutical and biotechnology companies, greater commercial experience and substantially greater financial and personnel resources than we do. We expect new competitors to emerge and the intensity of competition to increase in the future. If these companies are able to offer technological advances, our products may become less valuable or even obsolete. We cannot provide any assurance that existing or new competitors will not enter the market with the same or similar technological advances before we are able to do so.

•                  New environmental regulation may materially increase the net losses of our business.

Our operations involve the use, transportation, storage and disposal of hazardous substances, and as a result, we are subject to environmental and health and safety laws and regulations. If we were to be found in violation of these laws and regulations, we may face fines or other penalties. Also, any changes in these laws and regulations could increase our compliance costs, and as a result, could materially increase our net losses.

•                  Our technologies face uncertain market value.

Our business includes many products, some of which were recently introduced into the market. These technologies and products have not gained widespread market acceptance, and we cannot provide any assurance that the increase, if any, in market acceptance of these technologies and products will meet or exceed our expectations.

Further, we are developing products and services, some of which have not yet been introduced into the market. A lack of or limited market acceptance of these technologies, products and services will have a material adverse effect upon our results of operations.

•                  We obtain components and raw materials from a limited number of sources, and, in some cases, a single source, and the loss or interruption of our supply sources may materially adversely impact our ability to manufacture our products to meet our existing or future sales targets.

Substantially all of the components and raw materials used in the manufacture of our products are currently provided from a limited number of sources or, in some cases, from a single source. Any supply interruption in a sole-sourced component or raw material might result in significant production delays and materially harm our ability to manufacture products until a new or alternative source of supply, if any, could be located and qualified. In addition, an uncorrected impurity or supplier’s variation in a raw material, either unknown to us or incompatible with our manufacturing process, could have a material adverse effect on our ability to manufacture products. We may be unable to find a sufficient alternative supply channel in a reasonable time period, or on commercially reasonable terms, if at all.

Any one of the foregoing outside influences may require us to seek additional financing to meet the challenges presented or to mitigate a loss in revenue, and we may not be able to obtain the needed financing in a timely manner on commercially reasonable terms or at all. Further, any one of the foregoing outside influences affecting our business could make it less likely that we will be able to gain acceptance of our array technology by researchers in the pharmaceutical, biotechnology and academic communities.

Our revenues will be unpredictable, and this may materially adversely affect our financial condition.

The amount and timing of revenues that we may realize from our business will be unpredictable because whether our products and services are commercialized and generate revenues depends, in part, on the efforts and timing of our potential customers. Also, our sales cycles may be lengthy. As a result, our revenues may vary significantly from quarter to quarter, which could make our business difficult to manage and cause our quarterly results to be below market expectations. If this happens, the price of our common stock may decline significantly.

The genetic diagnostic laboratory market is characterized by rapid technological change, frequent new product introductions, and evolving industry standards, and we may encounter difficulties keeping pace with changes in this market.

The introduction of diagnostic tests embodying new technologies and the emergence of new industry standards can render existing tests obsolete and unmarketable in short periods of time. We expect our competitors to introduce new products and services and enhancements to their existing products and services. We may not be able to enhance our current tests, or to develop new tests, in a manner that keeps pace with emerging industry standards and achieves market acceptance. Our inability to accomplish any of these endeavors will likely have a material adverse effect on our business, operating results, cash flows, and financial condition.

If we do not enter into successful partnerships and collaborations with other companies, we may not be able to fully develop our technologies or products, and our business would be materially adversely affected.

Since we do not possess all of the resources necessary to develop and commercialize products that may result from our technologies on a mass scale, we will need either to grow our sales, marketing and support group or make appropriate arrangements with strategic partners to market, sell and support our products. We believe that we will have to enter into additional strategic partnerships to develop and commercialize future products. If we cannot identify adequate partners, if we do not enter into adequate agreements, or if our existing arrangements or future agreements are not successful, our ability to develop and commercialize products will be impacted negatively, and our revenues will be materially adversely affected.

We have limited commercial experience in marketing or selling any of our potential products and services, and unless we develop these capabilities, we may not be successful.

Even if we are able to develop our products and services for commercial release on a large scale, we have limited experience in performing our tests in the volumes that will be necessary for us to achieve commercial sales and in marketing or selling our products to potential customers. We cannot assure you that we will be able to commercially perform our tests on a timely basis, in sufficient quantities, or on commercially reasonable terms.

We face intense competition, and we cannot assure you that we will be successful competing in the market.

The diagnostics market is characterized by rapidly changing technology, evolving industry standards, changes in customer needs, emerging competition and new product introductions. One or more of our competitors may offer technology superior to ours and render our technology obsolete or uneconomical. Many of our competitors have greater financial and personnel resources and more experience in marketing, sales and research and development than we have. If we were not able to compete successfully, our business and financial condition would be materially harmed.

If our technology is not widely adopted by physicians and laboratories in the diagnostics market, our business will be materially adversely affected.

In order to be successful, our test offerings must meet the commercial requirements of hospitals and physicians and be considered the standard of care in order to be widely adopted. Market acceptance will depend on many factors, including:

•                  the benefits and cost-effectiveness of our products relative to others available in the market;

•                  our ability to provide testing services in sufficient quantities with acceptable quality and reliability and at an acceptable cost;

•                  our ability to develop and market additional tests and enhance existing tests that are responsive to the changing needs of our customers; and

•                  the willingness and ability of customers to adopt new technologies or the reluctance of customers to change technologies upon which they have previously relied.

Our tests may not gain market acceptance. In that event, it is unlikely that our business will succeed.

U.S. healthcare reform legislation may result in significant changes, and our business could be adversely impacted if we fail to adapt.

Government oversight of and attention to the healthcare industry in the United States is significant and increasing. In March 2010, U.S. federal legislation was enacted to reform healthcare. The legislation provides for reductions in the Medicare clinical laboratory fee schedule beginning in 2011 and also includes a productivity adjustment that reduces the CPI market basket update beginning in 2011. The legislation imposes an excise tax on the seller for the sale of certain medical devices in the United States, including those purchased and used by laboratories, beginning in 2013. The legislation establishes the Independent Payment Advisory Board, which will be responsible, beginning in 2014, annually to submit proposals aimed at reducing Medicare cost growth while preserving quality. These proposals automatically will be implemented unless Congress enacts alternative proposals that achieve the same savings targets. Further, the legislation calls for a Center for Medicare and Medicaid Innovation that will examine alternative payment methodologies and conduct demonstration programs. The legislation provides for extensive health insurance reforms, including the elimination of pre-existing condition exclusions and other limitations on coverage, fixed percentages on medical loss ratios, expansion in Medicaid and other programs, employer mandates, individual mandates, creation of state and regional health insurance exchanges, and tax subsidies for individuals to help cover the cost of individual insurance coverage. The legislation also permits the establishment of accountable care organizations, a new healthcare delivery model. While the ultimate impact of the legislation on the healthcare industry is unknown, it is likely to be extensive and may result in significant change. Our failure to adapt to these changes could have a material adverse effect on our business.

A significant component of our revenue is dependent on successful insurance claims. Our revenue will be diminished if payors do not adequately cover or reimburse us for our services.

Physicians and patients may decide not to order our high-complexity genomic microarray tests unless third-party payors, such as managed care organizations as well as government payors such as Medicare and Medicaid, pay a substantial portion of the test price. Reimbursement by a third-party payor may depend on a number of factors, including a payor’s determination that tests using our technologies are:

•                  not experimental or investigational;

•                  medically necessary;

•                  appropriate for the specific patient;

•                  cost-effective;

•                  supported by peer-reviewed publications; and

•                  included in clinical practice guidelines.

A substantial portion of the testing for which we bill our hospital and laboratory clients is ultimately paid by third-party payors. However, there is uncertainty concerning third-party payor reimbursement of any test, including our high-complexity genome microarray tests. Several entities conduct technology assessments of medical tests and devices and provide the results of their assessments for informational purposes to other parties. These assessments may be used by third-party payors and health care providers as grounds to deny coverage for a test or procedure. It is possible that federal, state and third-party insurers may limit their coverage of our tests in the future.

Increasing emphasis on managed care in the United States is likely to put pressure on the pricing of healthcare services. Uncertainty exists as to the coverage and reimbursement status of new applications or services. Governmental payors and private payors are scrutinizing new medical products and services. Such third-parties may not cover, or may limit coverage and resulting reimbursement for our services. Additionally, third-party insurance coverage may not be available to patients for any of our existing tests or tests we may add in the future. Any pricing pressure exerted by these third-party payors on our customers may, in turn, be exerted by our customers on us. If governmental payors, including their contracted administrators, and other third-party payors do not provide adequate coverage and/or timely reimbursement for our services, our operating results, cash flows, or financial condition may materially decline.

Our business could be adversely impacted by the adoption of new coding for molecular genetic tests.

In October 2010, the American Medical Association CPT Editorial Panel approved 27 new analyte specific codes (and will consider additional codes in 2011) to describe several molecular genetic tests that currently require multiple CPT codes for billing purposes. The new codes could replace the current codes for payers, including Medicare, beginning January 1, 2012. Reimbursement levels for the new codes have yet to be determined. If reimbursement levels for the new codes do not recognize the value of the molecular genetic tests, our revenues and earnings could be adversely impacted.

Our cash flows and financial condition may materially decline if payors do not reimburse us for our services in a timely manner.

We depend on our payors to reimburse us for our services in timely manner. If our payors, particularly Medicare or Medicare’s designated administrator, do not reimburse us in a timely manner, our cash flows and financial condition may materially decline.

Third-party billing is extremely complicated and could result in us incurring significant additional costs.

Billing for esoteric laboratory services is extremely complicated. The customer is the party that refers the tests and the payor is the party that pays for the tests, and the two are not always the same. Depending on the billing arrangement and/or applicable law, we need to bill various payors, such as patients, health insurance companies, Medicare, Medicaid, doctors and employer groups, all of which have different billing requirements. Health insurance companies and governmental payors also generally require complete and correct billing information within certain filing deadlines. Additionally, our billing relationships require us to undertake internal audits to evaluate compliance with applicable laws and regulations as well as internal compliance policies and procedures. Health insurance companies also impose routine external audits to evaluate payments made. Additional factors complicating billing are:

•                  pricing differences between our fee schedules and the reimbursement rates of the payors;

•                  disputes with payors as to which party is responsible for payment; and

•                  disparity in coverage and information requirements among various carriers.

We incur significant additional costs as a result of our participation in the Medicare and Medicaid programs, as billing and reimbursement for laboratory testing are subject to considerable and complex federal and state regulations. The additional costs we expect to incur as a result of our participation in the Medicare and Medicaid programs include costs related to, among other factors: (1) complexity added to our billing processes; (2) training and education of our employees and customers; (3) implementing compliance procedures and oversight; (4) collections and legal costs; (5) challenging coverage and payment denials; and (6) providing patients with information regarding claims processing and services, such as advanced beneficiary notices. If these costs increase, our results of operations will be materially adversely affected.

Loss of or adverse changes to our accreditations or licenses could materially and adversely affect our business, prospects and results of operations.

The clinical laboratory testing industry is highly regulated. We are subject to CLIA, a federal law that regulates clinical laboratories that perform testing on specimens derived from humans for the purpose of providing information for the diagnosis, prevention or treatment of disease. CLIA is intended to ensure the quality and reliability of clinical laboratories in the United States by mandating specific standards in the areas of personnel qualifications, administration, and participation in proficiency testing, patient test management, quality control, quality assurance and inspections. We have a current certificate of accreditation under CLIA to perform testing. To renew this certificate, we are subject to survey and inspection every two years. Moreover, CLIA inspectors may make random inspections of our clinical reference laboratory. A failure to pass such inspections would result in suspension of our certificate of accreditation, which would have a material adverse effect on our business and results of operations.

We are also required to maintain a license to conduct testing in California. California laws establish standards for day-to-day operation of our clinical reference laboratory, including the training and skills required of personnel and quality control. Moreover, several states require that we hold licenses to test specimens from patients in those states. Other states may have similar requirements or may adopt similar requirements in the future. A failure to obtain and maintain these licenses would have a material adverse effect on our business and results of operations.

Complying with numerous regulations pertaining to our business is an expensive and time-consuming process, failure of which could result in significant penalties and suspension of one or more of our licenses.

Areas of the regulatory environment that may affect our ability to conduct business include, without limitation:

•                  Federal and state laws applicable to billing and claims payment and/or regulatory agencies enforcing those laws and regulations;

•                  Federal and state laboratory anti-mark-up laws;

•                  Federal and state anti-kickback laws;

•                  Federal and state false claims laws;

•                  Federal and state self-referral and financial inducement laws, including the federal physician anti-self-referral law, or the Stark Law;

•                  Coverage and reimbursement levels by Medicare, Medicaid, other governmental payors and private insurers;

•                  Restrictions on reimbursements for our services;

•                  Federal and state laws governing laboratory testing, including CLIA;

•                  Federal and state laws governing the development, use and distribution of diagnostic medical tests known as “home brews”;

•                  HIPAA;

•                  Federal and state regulation of privacy, security and electronic transactions;

•                  State laws regarding prohibitions on the corporate practice of medicine;

•                  State laws regarding prohibitions on fee-splitting;

•                  Federal, state and local laws governing the handling and disposal of medical and hazardous waste; and

•                  Occupational Safety and Health Administration (“OSHA”) rules and regulations.

The above noted laws and regulations are extremely complex and in many instances, there are no significant regulatory or judicial interpretations of such laws and regulations. We also may be subject to regulation in foreign jurisdictions as we seek to expand international distribution of our tests. Any determination that we have violated these laws, or the public announcement that we are being investigated for possible violations of these laws, would materially adversely affect our business, prospects, results of operations and financial condition. In addition, a significant change in any of these laws may require us to change our business model in order to maintain compliance with these laws, which could reduce our revenue or increase our costs and materially adversely affect our business, prospects, results of operations, and financial condition.

We are subject to significant environmental, health and safety regulation.

We are subject to licensing and regulation under federal, state and local laws and regulations relating to the protection of the environment and human health and safety, including laws and regulations relating to the handling, transportation and disposal of medical specimens, infectious and hazardous waste and radioactive materials, as well as to the safety and health of laboratory employees. In addition, OSHA has established extensive requirements relating to workplace safety for health care employers, including clinical laboratories, whose workers may be exposed to blood-borne pathogens such as HIV and the hepatitis B virus. These regulations, among other things, require work practice controls, protective clothing and equipment, training, medical follow-up, vaccinations, and other measures designed to minimize exposure to, and transmission of, blood-borne pathogens. In addition, the federally-enacted Needlestick Safety and Prevention Act requires, among other things, that we include in our safety programs the evaluation and use of engineering controls such as safety needles if found to be effective at reducing the risk of needlestick injuries in the workplace. If we are found in violation of any of these regulations, we could be subject to substantial penalties or discipline and our business, prospects and results of operations could be materially and adversely affected.

We are subject to federal and state laws governing the financial relationship among healthcare providers, including Medicare and Medicaid laws, and our failure to comply with these laws could result in significant penalties and other material adverse consequences.

We anticipate that a significant component of our future revenue will be dependent on reimbursement from Medicare and state Medicaid programs. The Medicare program is administered by CMS which, like the states that administer their respective state Medicaid programs, imposes extensive and detailed requirements on diagnostic services providers, including, but not limited to, rules that govern how we structure our relationships with physicians, how and when we submit reimbursement claims and how we provide our specialized diagnostic services. Our failure to comply with applicable Medicare, Medicaid and other governmental payor rules could result in our inability to participate in a governmental payor program, our returning of funds already paid to us, civil monetary penalties, criminal penalties and/or limitations on the operational function of our laboratory. Any of these outcomes would have a material adverse effect on our business and results of operations.

Our business is subject to stringent laws and regulations governing the privacy, security and transmission of medical information, and our failure to comply could subject us to criminal penalties and civil sanctions.

Governmental laws and regulations protect the privacy, security and transmission of medical information. Such laws and regulations restrict our ability to use or disclose patient identifiable laboratory data, without patient authorization, for purposes other than payment, treatment or healthcare operations (as defined by HIPAA), except for disclosures for various public policy purposes and other permitted purposes outlined in the privacy regulations. The privacy and security regulations provide for significant fines and other penalties for wrongful use or disclosure of PHI, including potential civil and criminal fines and penalties. We also could incur damages under state laws to private parties for the wrongful use or disclosure of confidential health information or other private personal information.

Our product development efforts may be hindered if we are unable to gain access to patients’ tissue and blood samples.

The development of our diagnostic products requires access to tissue and blood samples from patients who have the diseases we are addressing. Our clinical development relies on our ability to secure access to these samples, as well as information pertaining to their associated clinical outcomes. Access to samples can be difficult since it may involve multiple levels of approval, complex usage rights and privacy rights, among other issues. Lack of or limited access to samples would harm our future product development efforts, which would have a material adverse effect on our business and results of operations.

If our current laboratory facility becomes inoperable or loses certification, we will be unable to perform our tests and our business will be materially adversely affected.

Our diagnostic tests are operated out of our CLIA-certified laboratory in Irvine, California. Currently, we do not have a second certified laboratory. Should our only CLIA-certified laboratory be unable to perform tests, for any reason, we may be unable to perform needed diagnostic tests in connection with our product development and our business will be materially adversely affected.

Our future success depends on the continued service from our scientific, technical and key management personnel and our ability to identify, hire and retain additional scientific, technical and key management personnel in the future.

There is intense competition for qualified personnel in our industry, particularly for laboratory technicians, scientific and medical experts, and senior level management. Loss of the services of, or failure to recruit, these key personnel functions could be significantly detrimental to us and could materially adversely affect our business and operating results. We may not be able to continue to attract and retain scientific and medical experts or other qualified personnel necessary for the development of our business or to replace key personnel who may leave us in the future. If our business grows, it will place increased demands on our resources and likely will require the addition of new management personnel. An inability to recruit and retain qualified management and employees on commercially reasonable terms would adversely and materially affect our business.

The FDA may decide to regulate Laboratory Developed Tests (“LDTs”), which could prevent us from offering existing tests and/or delay the introduction of new testing services.

During 2010, the FDA publicly announced that it has decided to exercise regulatory authority over LDTs and that it plans to issue guidance to the industry regarding its regulatory approach. The FDA has indicated that it will use a risk-based approach to regulation and will direct more resources to tests with wider distribution and with the highest risk of injury, but that it will be sensitive to the need to not adversely impact patient care or innovation. The FDA has not announced a framework or timetable for implementing its new regulatory approach. The regulatory approach adopted by the FDA may lead to an increased regulatory burden, including additional costs and delays in introducing new tests. While the ultimate impact of the FDA’s approach is unknown, it may be extensive and may result in significant change. Our failure to adapt to these changes could have a material adverse effect on our business.

As our operations expand, our costs to comply with environmental laws and regulations will increase, and failure to comply with these laws and regulations could materially harm our financial results.

Our operations involve the use, transportation, storage and disposal of hazardous substances and as a result we are subject to environmental and health and safety laws and regulations. As we expand our operations, our use of hazardous substances will increase and lead to additional and more stringent requirements. The cost to comply with these and any future environmental and health and safety regulations could be substantial. In addition, our failure to comply with laws and regulations, and any releases of hazardous substances into the environment or at our disposal sites, could expose our group to substantial liability in the form of fines, penalties, remediation costs and other damages, or could lead to a curtailment or shut down of our operations. These types of events, if they occur, would materially adversely affect our financial results.

Any litigation to protect our intellectual property, or any third-party claims of infringement, could divert substantial time and money from our business and could shut down some of our operations.

Our commercial success depends, in part, on our non-infringement of the patents or proprietary rights of third-parties. Many companies developing technology for the biotechnology and pharmaceutical industries use litigation aggressively as a strategy to protect and expand the scope of their intellectual property rights. Accordingly, third-parties may assert that we are employing their proprietary technology without authorization. In addition, third-parties may claim that use of our technologies infringes their current or future patents. We could incur substantial costs defending against such allegations regardless of their merit, and the attention of our management and technical personnel could be diverted while defending ourselves against any of these claims. We may incur the same liabilities in enforcing our patents against others. We have not made any provision in our financial plans for potential intellectual property related litigation, and we may not be able to pursue litigation as aggressively as competitors with substantially greater financial resources.

If parties making infringement claims against us are successful, they may be able to obtain injunctive or other relief, which effectively could block our ability to further develop, commercialize, and sell products and/or services, and could result in the award of substantial damages against us. If we are unsuccessful in protecting and expanding the scope of our intellectual property rights, our competitors may be able to develop, commercialize, and sell products and/or services that compete against us using similar technologies or obtain patents that could effectively block our ability to further develop, commercialize, and sell our products and/or services. In the event of a successful claim of infringement against us, we may be required to pay substantial damages and either discontinue those aspects of our business involving the technology upon which we infringed or obtain one or more licenses from third-parties, which may not be available on commercially reasonable terms or at all. While we may license additional technology in the future, we may not be able to obtain these licenses at a reasonable cost, or at all. In that event, we could encounter delays in product introductions while we attempt to develop alternative methods or products, and such attempts may not be successful. Defense of any lawsuit or failure to obtain any of these licenses could prevent us from commercializing available products and/or services, which would have a material adverse effect on our business and results of operations.

We could face substantial liabilities if we are sued for product liability.

Product liability claims could be filed by someone alleging that our product failed to perform as claimed. We may also be subject to liability for errors in the performance of our tests. Such product liability and related claims could be substantial. Though we believe we carry sufficient liability insurance, defense of such claims could be time consuming and expensive and could result in damages that are not covered by our insurance.

Exposure to possible litigation and legal liability may adversely affect our business, financial condition and results of operations.

In the past, we have been exposed to a variety of litigation claims and there can be no assurance that we will not be subject to other litigation in the future that may adversely affect our business, financial condition or results of operations. On February 14, 2011, Relator Michael Strathmann, PhD. served us with a Complaint filed in the Superior Court of the State of California for the County of Orange. The Complaint alleges that we submitted false and fraudulent insurance claims to National Union Fire Insurance Company of Pittsburgh, PA in connection with a prior lawsuit that was settled with Nanogen, Inc., thereby allegedly violating the California Insurance Fraud Prevention Act, and seeks penalties and unspecified treble damages. On May 4, 2011, the Superior Court dismissed the Complaint by ordering that it be stricken for violation of the California Anti-SLAPP statute, which prevents plaintiffs from filing abusive lawsuits against public policy. On June 15, 2011, Strathmann filed a Notice of Appeal with the California Court of Appeals, appealing the granting of the Motion to Strike. Defense of this lawsuit could be time-consuming and expensive, and there can be no assurance that we will be successful in our defense.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could materially adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Any further growth by us or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to successfully implement our business plan.

As a public company, we are subject to complex legal and accounting requirements that will require us to incur substantial expense and will expose us to risk of non-compliance.

As a public company, we are subject to numerous legal and accounting requirements that do not apply to private companies. The cost of compliance with many of these requirements is substantial, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company. Failure to comply with these requirements can have numerous adverse consequences including, but not limited to, our inability to file required periodic reports on a timely basis, which would result in the loss of our eligibility to use Form S-3 for raising capital, loss of market confidence, delisting of our securities and/or governmental or private actions against us. We cannot assure you that we will be able to comply with all of these requirements or that the cost of such compliance will not prove to be a substantial competitive disadvantage vis-à-vis our privately held and larger public competitors.

Ethical, legal and social concerns surrounding the use of genetic information could reduce demand for our test offerings.

Genetic testing has raised ethical issues regarding privacy and the appropriate uses of the resulting information. For these reasons, governmental authorities may call for limits on or regulation of the use of genetic testing or prohibit testing for genetic predisposition to certain conditions, particularly for those that have no known cure. Similarly, such concerns may lead individuals to refuse to use genetics tests even if permissible. Any of these scenarios could reduce the potential markets for our molecular diagnostic products, which reduction could have a material adverse effect on our business.

Risks Related To Investment In Our Securities

Small company stock prices are especially volatile, and this volatility may depress the price of our stock.

The stock market has experienced significant price and volume fluctuations, and the market prices of small companies have been highly volatile. We believe that various factors may cause the market price of our stock to fluctuate, perhaps substantially, including, among others, announcements of:

•      our or our competitors’ technological innovations;

•      supply, manufacturing, or distribution disruptions or other similar problems;

•      proposed laws regulating participants in the laboratory services industry;

•      developments in relationships with collaborative partners or customers;

•      our failure to meet or exceed securities analysts’ expectations of our financial results; or

•      a change in financial estimates or securities analysts’ recommendations.

In the past, companies that have experienced volatility in the market price of their stock have been the objects of securities class action litigation. If we become the object of securities class action litigation, it could result in substantial costs and a diversion of management’s attention and resources, all of which could materially adversely affect the business and financial results of our business.

Future sales or the potential for future sales of our securities in the public markets may cause the trading price of our common stock to decline and could impair our ability to raise capital through subsequent equity offerings.

Sales of a substantial number of shares of our common stock or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common stock or other securities to decline and could materially impair our ability to raise capital through the sale of additional securities. We have obligations to the investors in our April 2011 private placement that could require us to register shares of common stock held by them and shares issuable upon exercise of their warrants for resale on a registration statement. If we raise additional capital in the future through the use of our existing shelf registration statement or if we register existing, or agree to register future, privately placed shares for resale on a registration statement, such additional shares would be freely tradable, and, if significant in amount, such sales could further adversely affect the market price of our common stock. The sale of a large number of shares of our common stock also might make it more difficult for us to sell equity or equity-related securities in the future at a time and at the prices that we deem appropriate.

We may fail to meet market expectations because of fluctuations in our quarterly operating results, all of which could cause our stock price to decline.

Our revenues and operating results have fluctuated in the past and may continue to fluctuate significantly from quarter to quarter in the future. It is possible that, in future periods, our revenues could fall below the expectations of securities analysts or investors, all of which could cause the market price of our stock to decline. The following are among the factors that could cause our operating results to fluctuate significantly from period to period:

•      our unpredictable revenue sources;

•      the nature, pricing and timing of our and our competitors’ products;

•      changes in our and our competitors’ research and development budgets;

•      expenses related to, and our ability to comply with, governmental regulations of our products and processes; and

•      expenses related to, and the results of, patent filings and other proceedings relating to intellectual property rights.

We anticipate significant fixed expenses due in part to our need to continue to invest in product development. We may be unable to adjust our expenditures if revenues in a particular period fail to meet our expectations, all of which would materially adversely affect our operating results for that period. As a result of these fluctuations, we believe that period-to-period comparisons of our financial results will not necessarily be meaningful, and you should not rely on these comparisons as an indication of our future performance.

Future declines in the price of our common stock or deterioration in our financial condition could result in the delisting of our common stock from the Nasdaq Capital Market.

If the price of our common stock declines below Nasdaq’s $1.00 minimum bid price requirement for an extended period of time, or if we fail to maintain a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations, our common stock could be delisted by the Nasdaq Capital Market. If our common stock is delisted from the Nasdaq Capital Market, the market for your shares may be limited, and as a result, you may not be able to sell your shares at an acceptable price, or at all. In addition, a delisting may make it more difficult or expensive for us to raise additional capital in the future.

If we are delisted from the Nasdaq Capital Market, your ability to sell your shares of our common stock would also be limited by the penny stock restrictions, which could further limit the marketability of your shares.

If our common stock is delisted, it would come within the definition of “penny stock” as defined in the Securities Exchange Act of 1934 and would be covered by Rule 15g-9 of the Securities Exchange Act of 1934. That Rule imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, Rule 15g-9, if it were to become applicable, would affect the ability or willingness of broker-dealers to sell our securities, and accordingly would affect the ability of stockholders to sell their securities in the public market. These additional procedures could also limit our ability to raise additional capital in the future.

Risks Related To Our Split-Off From Acacia Research Corporation

Our separation agreements with Acacia require us to assume the past, present and future liabilities related to our business and may be less favorable to us than if they had been negotiated with unaffiliated third parties.

We have negotiated and entered into our separation agreements with Acacia at a time when we were a wholly owned subsidiary of Acacia and they were our only shareholder. Had these agreements been negotiated with unaffiliated third-parties, they might have been more favorable to us. Pursuant to the terms of these agreements, we have agreed to indemnify Acacia for, among other matters, all past, present and future liabilities related to our business, and we have assumed these liabilities under the separation agreements. The past, present and future liabilities assumed by us are the same as those previously allocated to us prior to the split-off and reflected in our consolidated financial statements included in this report and disclosed by us in previous filings with the SEC as well as by Acacia. Nonetheless, the allocation of assets and liabilities between Acacia and us may not reflect the allocation that would have been reached between two unaffiliated parties.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any document we file with the Securities and Exchange Commission at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C.  20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room.  Our filings with the Securities and Exchange Commission are also available to the public at its web site at http://www.sec.gov/.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission.  Pursuant to the Securities and Exchange Commission rules, this prospectus, which forms a part of the registration statement, does not contain all of the information in the registration statement.  You may read or obtain a copy of the registration statement from the Securities and Exchange Commission in the manner described above.

The Securities and Exchange Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.  The documents under Commission file number 001-33523 that we incorporate by reference are:

1.             Our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 22, 2011;

2.             Our Current Report on Form 8-K as filed with the Securities and Exchange Commission on April 4, 2011;

3.             Our Current Report on Form 8-K as filed with the Securities and Exchange Commission on April 7, 2011;

4.             Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011 filed with the Securities and Exchange Commission on May 13, 2011;

5.             Our Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 24, 2011;

6.             Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 filed with the Securities and Exchange Commission on August 12, 2011;

7.             Our Current Report on Form 8-K as filed with the Securities and Exchange Commission on August 29, 2011;

8.             The description of our common stock contained in our Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on June 6, 2007 pursuant to Section 12(b) of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

9.             The description of our warrants contained in our Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on May 19, 2009 pursuant to Section 12(b) of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference all reports and other documents that we file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of this offering (except for information and exhibits furnished under Items 2.02 or 7.01 of our current reports on Form 8-K) and all such reports and documents will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.  Any document or statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or statement.  Any document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference.  Requests for documents should be submitted to the Corporate Secretary, at CombiMatrix Corporation, 310 Goddard, Suite 150, Irvine, California 92618, or by telephone at (949) 753-0624.  Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements regarding us which include, but are not limited to, statements concerning our plans and objectives for future operations, projected results of operations, capital expenditures, earnings, management’s future strategic plans, product development, litigation, regulatory matters, market acceptance and performance of our products and services, the success and effectiveness of our technologies, planned clinical trials by our minority-owned subsidiary, our ability to retain and hire key personnel, the competitive nature of and anticipated growth in our markets, market position of our products and services, marketing efforts and partnerships, liquidity and capital resources, our accounting estimates, and our assumptions and judgments. Such statements are based on management’s current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “potential,” “believes,” “seeks,” “estimates,” “should,” “would,” “could,” “may,” “will”, “ongoing,” “with a view to,” “continue,” “our future success depends,” “seek to continue,” or the negative of these words and variations of these words or similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors, including those set forth in the section “Risk Factors” beginning on page 2 of this prospectus and elsewhere in, or incorporated by reference into, this prospectus. Such factors include, but are not limited to the following:

•      our ability to obtain additional financing for working capital on acceptable terms in a timely manner;

•      our ability to successfully implement our strategic and operational restructuring plan;

•      our ability to successfully increase the volume of our existing tests, expand the number of tests offered by our laboratory, increase the number of customers and partners and improve reimbursement for our testing;

•      our ability to continue as a going concern;

•      changes in consumer demand;

•      our ability to attract and retain a qualified sales force and key technical personnel;

•      our ability to successfully develop products;

•      our ability to successfully introduce new technologies and services;

•      rapid technological change in our markets;

•      the outcome of existing litigation;

•      our ability to bill and obtain reimbursement for highly specialized tests;

•      our ability to comply with regulations to which our business is subject;

•      legislative, regulatory and competitive developments in markets in which we and our subsidiaries operate;

•      our limited market capitalization;

•      future economic conditions;

•      other circumstances affecting anticipated revenues and costs; and

•      those additional factors which are listed under the section “Risk Factors” beginning on page 2 of this prospectus.

We do not undertake any obligation to revise or update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as required by law.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we currently intend to use the net proceeds from this offering for general corporate and working capital purposes, to advance product development and regulatory approvals, to support our manufacturing, marketing and sales efforts, and to develop new products and technologies. A portion of the net proceeds also may be used to acquire or invest in a business or technology complementary to ours, but we have no current commitments for any such acquisition.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds of this offering in short-term, investment-grade, interest-bearing securities.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•      through dealers or agents to the public or to investors;

•      to underwriters for resale to the public or to investors;

•      directly to investors; or

•      through a combination of such methods.

We and our agents, dealers and underwriters, as applicable, may sell the securities at a fixed price or prices that may change, at prevailing market prices, at prices relating to prevailing market prices, at varying prices determined at the time of sale or at negotiated prices.  Each time we sell securities in a particular offering, we will set forth in a prospectus supplement the terms of the offering of securities, including:

•      the material terms of the distribution, including the number of shares and the consideration paid;

•      the identity of any underwriters, dealers, agents or purchasers that will purchase the securities;

•      the type and amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents;

•      the purchase price of the securities being offered and the proceeds we will receive from the sale;

•      the nature of any transactions by underwriters, dealers or agents during the offering that are intended to stabilize or maintain the market price of our securities; and

•      the terms of any indemnification provisions.

Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiary in the ordinary course of their businesses.

Certain persons that participate in the distribution of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of penalty bids, in connection with an offering. Certain persons may also engage in passive market-making transactions as permitted by Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 25,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value.  As of October 7, 2011, we had 10,704,121 shares of common stock and no shares of preferred stock outstanding.

The following is a summary of the rights of our common stock, preferred stock and other selected securities. For more detailed information, please see our certificate of incorporation and bylaws, both as amended.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote and may not cumulate their votes. Holders of common stock are entitled to share in all dividends that our Board of Directors, or the Board, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock.

Shares of common stock issued under this prospectus, if any, will be fully paid and nonassessable upon issuance.

Preferred Stock

Our Board is authorized by our certificate of incorporation to establish classes or series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof without any further vote or action by our stockholders. Any shares of preferred stock so issued could have priority over our common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock. Although our Board is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, our Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then market price of such stock. Our Board presently does not intend to seek stockholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

A prospectus supplement will describe the particular terms of any series of preferred we may issue, which may include: the number of shares; the designation of the shares; the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates, and whether dividends will be cumulative; the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums; the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs; the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment; sinking fund provisions, if any; preemption rights, if any; the voting rights; and any other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Shares of preferred stock issued under this prospectus, if any, will be fully paid and nonassessable upon issuance.

Warrants

We may issue warrants from time to time to purchase common stock, preferred stock, debt securities or any combination thereof. We may issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, which may include: the title of such warrants; the aggregate number of such warrants; the price or prices at which such warrants will be issued; the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants; the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased; the date on which the right to exercise such warrants shall commence and the date on which such right will expire; if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time; if applicable, the date on and after which such warrants and the related securities will be separately transferable; the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants; terms, procedures, and limitations relating to the transferability, exchange and exercise of such warrants; the terms of any rights to redeem or call, or accelerate the expiration of, the warrants; the enforceability of rights by holders of the warrants; the circumstances under which the warrant or any applicable warrant agreement may be amended or supplemented; and any other material terms of such warrants.

Debt Securities

We may offer secured or unsecured debt securities, which may be senior, subordinated or junior subordinated, and which may be convertible. The debt securities may be issued in one or more series as may be authorized from time to time.

A prospectus supplement will describe the particular terms of any series of debt we may issue, which may include: title and aggregate principal amount and, if a series, the total amount authorized and the total amount outstanding as of the most recent practicable date; whether the securities will be senior, subordinated or junior subordinated; whether the securities will be secured or unsecured; the guarantors, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any; whether the securities are convertible into or exchangeable for other securities; the date or dates on which principal will be payable and maturity date(s); interest rate(s) or the method for determining the interest rate(s); dates on which interest will accrue or the method for determining dates on which interest will accrue; redemption, early repayment or extension provisions; material covenants applicable to the particular debt securities being issued; and any other material terms of such debt securities.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate, which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may or may not be exchanged for fixed rate debt securities.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax consequences and considerations, if any will be set forth in the applicable prospectus supplement.

Outstanding Warrants Under this Prospectus

Pursuant to a prospectus supplement dated April 28, 2009 filed with the Securities and Exchange Commission on April 29, 2009, which is part of our registration statement on Form S-3, File No. 333-153434, initially filed with the Securities and Exchange Commission on September 11, 2008, in May 2009 we issued five-year warrants to purchase an aggregate of up to 1,100,000 shares of common stock at an exercise price of $9.00 per share that expire on May 1, 2014.

Each such warrant will be exercisable, at the option of each holder, upon delivery of an executed notice of exercise, surrender of the warrant and payment to us of the exercise price (paid in cash or by check, or by cancellation of indebtedness). The number of shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.

We may call such warrants by giving five calendar days’ written notice if (a) the reported high trading price of our common stock equals or exceeds 250% of the per share exercise price for any 20 trading days during a period of 30 consecutive trading days during the term of the warrants and (b) the reported trading volume is at least 50,000 shares on each day of that 30 trading day period. Warrants not exercised by the expiration of the five calendar day notice period will be deemed to have expired.

If we do not deliver the shares underlying a warrant within seven trading days after exercise of that warrant, and if after such seventh trading day, the warrant holder purchases shares of common stock to deliver in satisfaction of a sale of the underlying shares by the warrant holder, then we maybe required to either: pay to the warrant holder the amount it paid for shares of common stock to cover its sale, known as a Buy-In Price; or deliver a stock certificate representing the underlying shares and pay to the warrant holder an amount equal to the difference between the Buy-In Price and the product of (a) the number of shares deliverable upon exercise and (b) the closing bid price on the date of the event giving rise to our obligation to deliver the certificate.

These warrants contain a limitation on exercise, pursuant to which a warrant holder will not be entitled to exercise any portion of the warrant if, after giving effect to the exercise, the holder, together with its affiliates, would beneficially own or otherwise hold the power to vote 20% or more of the shares of our outstanding common stock after giving effect to the exercise.

The warrants described above are listed for trading on the Nasdaq Capital Market under the symbol “CBMXW.”

Other Outstanding Warrants

As of October 7, 2011, the following other warrants, issued from 2006 through 2011, also are outstanding:

•      warrants to purchase 1,079,095 shares of our common stock for $8.70 per share, issued December 2006, and that expire on December 13, 2011;

•      warrants to purchase 48,842 shares of our common stock for $10.88 per share, issued December 2006, and that expire on December 13, 2011;

•      warrants to purchase 959,390 shares of our common stock for $5.50 per share, issued May 2007, and that expire on May 3, 2012;

•      warrants to purchase 168,492 shares of our common stock for $11.87 per share, issued July 2008, and that expire on July 10, 2013;

•      warrants to purchase 168,492 shares of our common stock for $13.65 per share, issued July 2008, and that expire on July 10, 2013;

•      warrants to purchase 25,000 shares of our common stock for $9.00 per share, issued May 2009, and that expire on May 19, 2014;

•      warrants to purchase 4,688 shares of our common stock for $7.50 per share, issued June 2009, and that expire on July 1, 2014;

•      warrants to purchase 30,000 shares of our common stock for $7.78 per share, issued October 2009, and that expire on October 2, 2014; and

•      warrants to purchase 1,310,572 shares of our common stock for $2.14 per share, issued April 2011, and that expire on April 7, 2016.

The number of shares of common stock issuable upon exercise of the warrants may be adjusted in the event of stock dividends, recapitalizations, stock splits, reorganizations or the like. Further, except as described below, the warrants contain net exercise provisions that enable holders to exercise the warrants on a cashless basis.

The April 2011 warrants may be exercised beginning October 8, 2011. These warrants may be exercised in cash or pursuant to a net exercise provision if we undergo a fundamental transaction or if an effective registration statement does not exist for the resale of the shares of common stock issuable upon exercise of such warrants. These warrants also are subject to a blocker that would prevent each holder’s common stock ownership from exceeding 19.99% of our outstanding common stock after exercise.

Subject to certain restrictions, we may compel the holder of the July 2008 warrants to exercise the warrants if, among other things, there is an effective resale registration statement on file with the SEC and the volume-weighted average price of our common stock has been equal to or greater than 130% of the applicable warrant exercise price for 20 consecutive trading days. These warrants contain net exercise provisions that enable holders to exercise the warrants on a cashless basis if the underlying shares have not been registered for resale.

Stock Incentive Plan

Our 2006 Stock Incentive Plan, as amended, or the Stock Plan, currently authorizes the grant of up to 8,641,371 shares of common stock (subject to adjustment for stock splits and similar capital changes) in connection with stock option grants and other stock-based awards. Employees, directors, consultants or other service providers are eligible to receive grants or awards under our Stock Plan. As of October 7, 2011, there were outstanding and unexercised options to purchase 2,204,161 shares under our Stock Plan.

Rights Agreement

In connection with our April 2011 private placement, we entered into an Investors Rights Agreement pursuant to which each investor that beneficially owns not less than 25% of the shares of common stock issued to it in the private placement (treating the shares underlying such investor’s warrants as if issued) has a right of first refusal to participate in certain of our future issuances of securities on a pro rata basis with its initial investment. Bank financings and stock issued in connection with strategic partnerships and acquisitions, underwritten public offerings, employee or director equity incentive plans and other customary transactions are excluded from this right of participation.

Authorized but Unissued Shares

The authorized but unissued shares of common and preferred stock are available for future issuance without stockholder approval, unless otherwise required by law or applicable stock exchange rules. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares could hinder or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions are summarized below.

Removal of Directors.  Our certificate of incorporation provides that our directors may only be removed by the affirmative vote of holders of at least two-thirds of the shares entitled to vote at a meeting called for that purpose or, where such action is approved by a majority of the directors, the affirmative vote of the holders of a majority of the shares entitled to vote. Although our bylaws do not give the Board the power to approve or disapprove stockholder nominations for the election of directors or of any other business stockholders desire to conduct at an annual or any other meeting, the bylaws may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed, or discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control, even if the conduct of that solicitation or attempt might be beneficial to our stockholders.

Special Meetings.  Our bylaws provide that special meetings of stockholders can be called by our President, our Chairman or our Board at any time.

Undesignated Preferred Stock.  The ability to authorize undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Delaware Anti-Takeover Statute.  We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging under certain circumstances in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•      Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder.

•      Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

•      On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our Board does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Dorsey & Whitney LLP, Irvine, California.

EXPERTS

The consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2010 and incorporated into this prospectus by reference have been audited by Peterson Sullivan LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 1 to the consolidated financial statements), and are incorporated in this prospectus by reference in reliance upon such report given upon the authority of them as experts in auditing and accounting.